Filed electronically with the Securities and Exchange Commission on July 2, 2018

1940 Act File No. 811-06698

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM N-1A REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
AMENDMENT NO. 32	[X]

DEUTSCHE DWS EQUITY 500 INDEX PORTFOLIO (FORMERLY DEUTSCHE EQUITY 500 INDEX PORTFOLIO)

(Exact Name of Registrant as Specified in Charter)

345 Park Avenue, New York, NY 10154

(Address of Principal Executive Offices)

(617) 295-1000

(Registrant’s Telephone Number)

John Millette Vice President and Secretary One International Place Boston, MA 02110 (Name and Address of Agent for Service)	Copy to:	John S. Marten Vedder Price P.C. 222 North LaSalle Street Chicago, IL 60601

Explanatory Note

This Amendment to the Registration Statement of Deutsche DWS Equity 500 Index Portfolio (formerly Deutsche Equity 500 Index Portfolio) (the “Portfolio”) on Form N-1A (the “Registration Statement”) has been filed by the Portfolio pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

Potential investors to whom an offer of beneficial interests is made (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the US federal income tax consequences of an investment in the Portfolio as described in this Registration Statement and in all other materials of any kind (including tax opinions or other tax analyses) that are provided to such person by, or on behalf of, the Portfolio in connection with an investment in the Portfolio.

Deutsche DWS Equity 500 Index Portfolio (formerly Deutsche Equity 500 Index Portfolio) (the “Portfolio”)

PART A

July 2, 2018

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 5.	MANAGEMENT.

DWS Investment Management Americas, Inc. (“DIMA” or the “Advisor”) is the Portfolio’s investment adviser.

Northern Trust Investments, Inc. (“NTI”) is the Portfolio’s subadvisor and the portfolio manager is Brent Reeder.

Brent Reeder. Senior Vice President of NTI. Portfolio Manager of the Portfolio. Began managing the Portfolio in 2007.

ITEM 6.	PURCHASE AND SALE OF PORTFOLIO SHARES.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. There is no minimum initial or subsequent investment in the Portfolio. An investor in the Portfolio may withdraw all or any portion of its investment at the net value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio.

Beneficial interests in the Portfolio are redeemable on any day the Portfolio is open. The Portfolio is generally open on days when the New York Stock Exchange (“NYSE”) is open for regular trading.

ITEM 7.	TAX INFORMATION.

The Portfolio is expected to be a partnership for US federal income tax purposes. As a partnership, the Portfolio is not itself subject to US federal income tax. Instead, in computing its US federal income tax liability, each investor in the Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its investors. The Portfolio is not required and generally does not expect to make distributions (other than distributions in redemption of Portfolio interests) to its investors. As a result, an investor could recognize taxable income from the Portfolio in a taxable year in excess of actual non-liquidating cash distributions (if any) made by the Portfolio for that year. Investors that intend to be treated as “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Code”), may be required to redeem Portfolio interests in order to obtain sufficient cash to meet distribution requirements for such treatment and to avoid an entity-level tax.

ITEM 8.	FINANCIAL INTERMEDIARY COMPENSATION.

Not applicable.

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ITEM 9.	INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

INVESTMENT OBJECTIVE

The investment objective of the Portfolio is to seek to replicate, as closely as possible, before expenses, the performance of the S&P 500® Index, an index that emphasizes stocks of US companies with large market capitalizations. The Portfolio invests for capital appreciation, not income; any dividend and interest income is incidental to the pursuit of its objective. The investment objective of the Portfolio may be changed without shareholder approval.

PRINCIPAL INVESTMENT STRATEGY

Main investments. Under normal circumstances, the Portfolio intends to invest at least 80% of assets, determined at the time of purchase, in stocks of companies included in the S&P 500® Index and in derivative instruments, such as futures contracts and options, that provide exposure to the stocks of companies in the index. The Portfolio’s securities are weighted to attempt to make the Portfolio’s total investment characteristics similar to those of the index as a whole. The Portfolio may also hold short-term debt securities and money market instruments.

The S&P 500® Index is a well-known stock market index that includes common stocks of 500 companies from several industrial sectors representing a significant portion of the market value of all stocks publicly traded in the US. Stocks in the S&P 500® Index are weighted according to their total market value. The Portfolio is not sponsored, endorsed, sold or promoted by the Standard & Poor’s (S&P) Division of The McGraw-Hill Companies, Inc. While the market capitalization range of the S&P 500® Index changes throughout the year, as of February 28, 2018, the market capitalization range of the S&P 500® Index was between $2.6 billion and $905.1 billion. The S&P 500® Index is rebalanced quarterly on the third Friday of March, June, September and December.

Management process. Portfolio management uses quantitative analysis techniques to structure the Portfolio to seek to obtain a high correlation to the index while seeking to keep the Portfolio as fully invested as possible in all market environments. Portfolio management seeks a long-term correlation between Portfolio performance, before expenses, and the index of 98% or better (perfect correlation being 100%). Portfolio management uses an optimization strategy, buying the largest stocks in the index in approximately the same proportion they represent in the index, then investing in a statistically selected sample of the smaller securities found in the index.

Portfolio management’s optimization process is intended to produce a portfolio whose industry weightings, market capitalizations and fundamental characteristics (price-to-book ratios, price-to-earnings ratios, debt-to-asset ratios and dividend yields) closely replicate those of the index. This approach attempts to maximize the Portfolio’s liquidity and returns while minimizing its costs.

Portfolio management may limit or avoid exposure to any stock in the index if it believes the stock is illiquid or that extraordinary conditions have cast doubt on its merits. Conversely, portfolio management may gain exposure to a stock not included in the index when it believes such expo-sure is consistent with the Portfolio’s goal, (for example, in anticipation of a stock being added to the index).

Index investing versus active management. Active management involves portfolio management buying and selling securities based on research and analysis. Unlike for a fund that is actively managed, portfolio management of an index fund tries to replicate the performance of a target index by holding either all, or a representative sample, of the securities in the index.

Derivatives. Portfolio management generally may use futures contracts, which are a type of derivative (a contract whose value is based on, for example, indices, currencies or securities), to keep cash on hand to meet shareholder redemptions or for other needs while maintaining exposure to the stock market.

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The Portfolio may also use other types of derivatives (i) for hedging purposes; (ii) for risk management; (iii) for non-hedging purposes to seek to enhance potential gains; or (iv) as a substitute for direct investment in a particular asset class or to keep cash on hand to meet shareholder redemptions.

Securities Lending. The Portfolio may lend securities (up to one-third of total assets) to approved institutions, such as registered broker-dealers, banks and pooled investment vehicles.

MAIN RISKS

There are several risk factors that could hurt the Portfolio’s performance, cause you to lose money or cause the Portfolio’s performance to trail that of other investments. The Portfolio may not achieve its investment objective, and is not intended to be a complete investment program. An investment in the Portfolio is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The Portfolio is exposed to the risk factors below even if it does not invest directly in individual securities.

Stock market risk. When stock prices fall, you should expect the value of your investment to fall as well. Stock prices can be hurt by poor management on the part of the stock’s issuer, shrinking product demand and other business risks. These may affect single companies as well as groups of companies. The market as a whole may not favor the types of investments the Portfolio makes, which could adversely affect a stock’s price, regardless of how well the company performs, or the Portfolio’s ability to sell a stock at an attractive price. There is a chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising and falling prices. Events in the US and global financial markets, including actions taken by the US Federal Reserve or foreign central banks to stimulate or stabilize economic growth, may at times result in unusually high market volatility which could negatively affect performance. To the extent the Portfolio invests in a particular capitalization or sector, the Portfolio’s performance may be affected by the general performance of that particular capitalization or sector.

Indexing risk. An index fund’s performance may not exactly replicate the performance of its target index. For example, the Portfolio incurs fees, administrative expenses and transaction costs that the index itself does not. The Portfolio also bears the costs and risks associated with buying and selling securities while such costs and risks are not factored into the return of the index. The Portfolio may use sampling techniques (investing in a representative selection of securities included in the index rather than all securities in the index), or the composition of its portfolio may diverge from that of the index. Also, while the exposure of the index to its component securities is by definition 100%, the Portfolio’s effective exposure to index securities may be greater or lesser than 100%, and may vary over time. Because an index fund is designed to maintain a high level of exposure to its target index at all times, it will not take any steps to invest defensively or otherwise reduce the risk of loss during market downturns.

Derivatives risk. Risks associated with derivatives may include the risk that the derivative is not well correlated with the security, index or currency to which it relates; the risk that derivatives may result in losses or missed opportunities; the risk that the Portfolio will be unable to sell the derivative because of an illiquid secondary market; the risk that a counterparty is unwilling or unable to meet its obligation; and the risk that the derivative transaction could expose the Portfolio to the effects of leverage, which could increase the Portfolio’s exposure to the market and magnify potential losses.

There is no guarantee that derivatives, to the extent employed, will have the intended effect, and their use could cause lower returns or even losses to the Portfolio. The use of derivatives by the Portfolio to hedge risk may reduce the opportunity for gain by offsetting the positive effect of favorable price movements.

Counterparty risk. A financial institution or other counterparty with whom the Portfolio does business, or that underwrites, distributes or guarantees any investments or contracts that the Portfolio owns or is otherwise exposed to, may decline in financial health and become unable to honor its

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commitments. This could cause losses for the Portfolio or could delay the return or delivery of collateral or other assets to the Portfolio.

Liquidity risk. In certain situations, it may be difficult or impossible to sell an investment and/or the Portfolio may sell certain investments at a price or time that is not advantageous in order to meet redemption requests or other cash needs. Unusual market conditions, such as an unusually high volume of redemptions or other similar conditions could increase liquidity risk for the Portfolio.

This risk can be ongoing for any security that does not trade actively or in large volumes, for any security that trades primarily on smaller markets, and for investments that typically trade only among a limited number of large investors (such as certain types of derivatives or restricted securities). In unusual market conditions, even normally liquid securities may be affected by a degree of liquidity risk (i.e., if the number and capacity of traditional market participants is reduced). This may affect only certain securities or an overall securities market.

Pricing risk. If market conditions make it difficult to value some investments, the Portfolio may value these investments using more subjective methods, such as fair value pricing. In such cases, the value determined for an investment could be different from the value realized upon such investment’s sale. As a result, you could pay more than the market value when buying Portfolio interests or receive less than the market value when selling Portfolio interests.

Secondary markets may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may prevent the Portfolio from being able to realize full value and thus sell a security for its full valuation. This could cause a material decline in the Portfolio’s net value.

Securities lending risk. Any decline in the value of a portfolio security that occurs while the security is out on loan is borne by the Portfolio and will adversely affect performance. Also, there may be delays in recovery of securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially while holding the security.

Operational and technology risk. Cyber-attacks, disruptions, or failures that affect the Portfolio’s service providers or counterparties, issuers of securities held by the Portfolio, or other market participants may adversely affect the Portfolio and its shareholders, including by causing losses for the Portfolio or impairing Portfolio operations.

Cyber-attacks may include unauthorized attempts by third parties to improperly access, modify, disrupt the operations of, or prevent access to the systems of the Portfolio’s service providers or counterparties, issuers of securities held by the Portfolio or other market participants or data within them. In addition, power or communications outages, acts of god, information technology equipment malfunctions, operational errors, and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data. Market events also may trigger a volume of transactions that overloads current information technology and communication systems and processes, impacting the ability to conduct the Portfolio’s operations.

Cyber-attacks, disruptions, or failures may adversely affect the Portfolio and its shareholders or cause reputational damage and subject the Portfolio to regulatory fines, litigation costs, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. For example, the Portfolio’s or its service providers’ assets or sensitive or confidential information may be misappropriated, data may be corrupted, and operations may be disrupted (e.g., cyber-attacks or operational failures may cause the release of private shareholder information or confidential Portfolio information, interfere with the processing of shareholder transactions, impact the ability to calculate the Portfolio’s net value, and impede trading). In addition, cyber-attacks, disruptions, or failures involving a Portfolio counterparty could affect such counterparty’s ability to meet its obligations to the Portfolio, which may result in losses to the Portfolio and its shareholders. Similar types of operational and technology risks are also present for issuers of securities held by

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the Portfolio, which could have material adverse consequences for such issuers, and may cause the Portfolio’s investments to lose value. Furthermore, as a result of cyber-attacks, disruptions, or failures, an exchange or market may close or issue trading halts on specific securities or the entire market, which may result in the Portfolio being, among other things, unable to buy or sell certain securities or financial instruments or unable to accurately price its investments.

While the Portfolio and its service providers may establish business continuity and other plans and processes that seek to address the possibility of and fallout from cyber-attacks, disruptions, or failures, there are inherent limitations in such plans and systems, including that they do not apply to third parties, such as Portfolio counterparties, issuers of securities held by the Portfolio, or other market participants, as well as the possibility that certain risks have not been identified or that unknown threats may emerge in the future and there is no assurance that such plans and processes will address the possibility of and fallout from cyber-attacks, disruptions, or failures. In addition, the Portfolio cannot directly control any cybersecurity plans and systems put in place by its service providers, Portfolio counterparties, issuers of securities held by the Portfolio, or other market participants.

OTHER POLICIES

Although major changes tend to be infrequent, the Portfolio’s Board could change the Portfolio’s investment objective without seeking shareholder approval. However, the Board will provide shareholders with at least 60 days’ notice prior to making any changes to the Portfolio’s 80% investment policy as described herein.

For More Information

This prospectus doesn’t tell you about every policy or risk of investing in the Portfolio. See Part B of this Registration Statement for more information on the Portfolio’s allowable securities and investment practices and the characteristics and risks of each one.

Keep in mind that there is no assurance that the Portfolio will achieve its investment objective.

A complete list of the Portfolio’s holdings as of the month-end is posted on dws.com on or after the last day of the following month. Please note that the list of portfolio holdings for the Portfolio is reflected, to the extent applicable, in the list of portfolio holdings for the Portfolio’s “feeder” funds, DWS Equity 500 Index Fund (formerly Deutsche Equity 500 Index Fund) and DWS S&P 500 Index Fund (formerly Deutsche S&P 500 Index Fund), and is not posted as a separate list. More frequent posting of portfolio holdings information may be made from time to time on dws.com. The posted portfolio holdings information is available by fund (in the case of a “master portfolio” like the Portfolio, such information is available only by feeder fund) and generally remains accessible at least until the date on which the fund files its Form N-CSR or N-Q with the Securities and Exchange Commission (the “SEC”) for the period that includes the date as of which the posted information is current. In addition, the Portfolio’s top ten equity holdings and other Portfolio information are posted on dws.com (on the feeder fund pages) as of the calendar quarter-end on or after the 10th calendar day following quarter-end. Part B of this Registration Statement includes a description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s holdings.

ITEM 10.	MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

WHO MANAGES AND OVERSEES THE PORTFOLIO

The Investment Advisor

DIMA, with headquarters at 345 Park Avenue, New York, NY 10154, is the investment advisor for the Portfolio. Under the oversight of the Board, the Advisor, or the subadvisor, makes investment decisions, buys and sells securities for the Portfolio and conducts research that leads to these purchase and sale decisions. Deutsche Bank AG reorganized its asset management division, Deutsche Asset Management, into a separate financial services firm, DWS Group GmbH & Co. KGaA (“DWS Group”). DWS Group is now a separate, publicly-listed financial services firm that

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is an indirect, majority-owned subsidiary of Deutsche Bank AG. The Advisor is an indirect, wholly-owned subsidiary of DWS Group. The Advisor and its predecessors have more than 90 years of experience managing mutual funds and provide a full range of global investment advisory services to institutional and retail clients.

DWS represents the asset management activities conducted by DWS Group or any of its subsidiaries, including DIMA, other affiliated investment advisors and DWS Distributors, Inc. (“DDI”). DWS is a global organization that offers a wide range of investing expertise and resources, including hundreds of portfolio managers and analysts and an office network that reaches the world’s major investment centers. This well-resourced global investment platform brings together a wide variety of experience and investment insight across industries, regions, asset classes and investing styles.

The Advisor may utilize the resources of its global investment platform to provide investment management services through branch offices or affiliates located outside the US. In some cases, the Advisor may also utilize its branch offices or affiliates located in the US or outside the US to perform certain services, such as trade execution, trade matching and settlement, or various administrative, back-office or other services. To the extent services are performed outside the US, such activity may be subject to both US and foreign regulation. It is possible that the jurisdiction in which the Advisor or its affiliate performs such services may impose restrictions or limitations on portfolio transactions that are different from, and in addition to, those that apply in the US.

Management Fee. The Advisor receives a management fee from the Portfolio. For the most recent fiscal year, the Portfolio paid a management fee at an annual rate of 0.05% of the Portfolio’s average daily net assets.

A discussion regarding the basis for the Board’s approval of the Portfolio’s investment management agreement and subadvisory agreement is contained in the most recent shareholder report for DWS Equity 500 Index Fund for the annual period ended December 31 or semi-annual period ended June 30.

The Portfolio has a separate administrative services agreement with the Advisor pursuant to which the Portfolio pays the Advisor a fee of 0.03% of the Portfolio’s average daily net assets for certain administrative services.

Subadvisor

NTI, the subadvisor for the Portfolio, is located at 50 South LaSalle Street, Chicago, IL 60603. NTI, a subsidiary of Northern Trust Corporation, is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. It primarily manages assets for institutional and individual separately managed accounts, investment companies and bank common and collective funds.

Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended.

As of December 31, 2017, Northern Trust Corporation, through its subsidiaries, had assets under custody of $8.1 trillion, and assets under investment management of $1.2 trillion.

Pursuant to a sub-advisory agreement between DIMA and NTI with respect to the Portfolio, DIMA, not the Portfolio, compensates NTI for the services it provides to the Portfolio.

Multi-Manager Structure. The Advisor, subject to the approval of the Board, has ultimate responsibility to oversee any subadvisor to the Portfolio and to recommend the hiring, termination and replacement of subadvisors. The Portfolio and the Advisor have received an order from the SEC that permits the Advisor to appoint or replace certain subadvisors, to manage all or a portion of the Portfolio’s assets and enter into, amend or terminate a subadvisory agreement with certain subadvisors, in each case subject to the approval of the Portfolio’s Board but without obtaining

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shareholder approval (“multi-manager structure”). The multi-manager structure applies to subadvisors that are not affiliated with the Portfolio or the Advisor (“nonaffiliated subadvisors”), as well as subadvisors that are indirect or direct, wholly-owned subsidiaries of the Advisor or that are indirect or direct, wholly-owned subsidiaries of the same company that, indirectly or directly, wholly owns the Advisor (“wholly-owned subadvisors”). Pursuant to the SEC order, the Advisor, with the approval of the Portfolio’s Board, has the discretion to terminate any subadvisor and allocate and reallocate the Portfolio’s assets among any other nonaffiliated subadvisors or wholly-owned subadvisors (including terminating a nonaffiliated subadvisor and replacing it with a wholly-owned subadvisor). The Portfolio and the Advisor are subject to the conditions imposed by the SEC order, including the condition that within 90 days of hiring a new subadvisor pursuant to the multi-manager structure, the Portfolio will provide shareholders with an information statement containing information about the new subadvisor. The shareholders of the Portfolio have approved the multi-manager structure described herein.

MANAGEMENT

Brent Reeder. Senior Vice President of Northern Trust Investments, Inc. Portfolio Manager of the Portfolio. Began managing the Portfolio in 2007.

▪	Joined Northern Trust Investments, Inc. in 1993 and is responsible for the management of quantitative equity portfolios.

Part B of this Registration Statement provides additional information about the portfolio manager’s investments in the Portfolio, a description of the portfolio management compensation structure and information regarding other accounts managed.

PORTFOLIO INTERESTS

The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its interest in the Portfolio. Beneficial interests in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its beneficial interest as described below under Item 11 “Shareholder Information.” Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

Beneficial interests in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

ITEM 11.	SHAREHOLDER INFORMATION.

Pricing Portfolio Interests

An investment in the Portfolio may be made without a sales load. All investments are made at the net value next determined after an order is received by the Portfolio. The net value of the Portfolio is normally computed as of the close of regular trading on the NYSE on each day the NYSE is open for trading (“Value Time”). The NYSE is scheduled to be closed on the following holidays: New Year’s Day, Dr. Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas, and on the preceding Friday or

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subsequent Monday when one of these holidays falls on a Saturday or Sunday, respectively. As of the Value Time, the Portfolio determines its net value (i.e., the value of the Portfolio’s portfolio instruments and any other assets less all liabilities) using the valuation procedures for securities and other assets described below. Investors can place an order to buy or sell beneficial interests at any time that the Portfolio is open for business. An investor in the Portfolio may withdraw all or any portion of its investment at the net value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio.

The proceeds of a withdrawal normally will be paid by the Portfolio in Federal funds on the Portfolio Business Day the withdrawal is effected, but in any event within seven days, though the Portfolio reserves the right to pay redemptions in kind. The Portfolio typically expects to satisfy withdrawal requests by using available cash or by selling portfolio securities if available cash is not sufficient to meet withdrawals. The Portfolio may utilize an existing line of credit for temporary coverage in the event of a cash shortfall. The Portfolio may also utilize inter-fund lending, though such use is expected to be rare. The Portfolio may use any of these methods of satisfying withdrawal requests under normal or stressed market conditions. During periods of distressed market conditions, when a significant portion of the Portfolio’s portfolio may be comprised of less-liquid investments, the Portfolio may be more likely to pay withdrawal proceeds by giving you securities. Beneficial interests in the Portfolio may not be transferred.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day that net value of the Portfolio is computed as described above. At the Value Time, the value of each investor’s beneficial interest in the Portfolio will be determined by multiplying the net value of the Portfolio, determined as provided above, by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected as of the Value Time on that day, will then be effected. The percentage of the aggregate beneficial interests in the Portfolio held by each investor in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of the investor’s investment in the Portfolio as of the Value Time on such day plus or minus, as the case may be, the amount of net additions to or withdrawals from such investor’s investment in the Portfolio effected as of the Value Time on such day, and (ii) the denominator of which is the aggregate net value of the Portfolio, determined as provided above, as of the Value Time on such day plus or minus, as the case may be, the amount of net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the Value Time on the following day that net value is determined.

The Portfolio typically values securities using information furnished by an independent pricing service or market quotations, where appropriate. However, the Portfolio may use methods approved by the Board, such as a fair valuation model, which are intended to reflect fair value when pricing service information or market quotations are not readily available or when a security’s value or a meaningful portion of the value of the Portfolio’s investment portfolio is believed to have been materially affected by a significant event, such as a natural disaster, an economic event like a bankruptcy filing, or a substantial fluctuation in domestic or foreign markets that has occurred between the close of the exchange or market on which the security is principally traded (for example, a foreign exchange or market) and the close of the NYSE. In such a case, the Portfolio’s value for a security is likely to be different from the last quoted market price or pricing service information. In addition, due to the subjective and variable nature of fair value pricing, it is possible that the value determined for a particular asset may be materially different from the value realized upon such asset’s sale.

To the extent that the Portfolio invests in securities that are traded primarily in foreign markets, the value of its holdings could change at a time when you aren’t able to buy or sell interests in the Portfolio. This is because some foreign markets are open on days or at times when the Portfolio doesn’t price its interests. Note that prices for securities that trade on foreign exchanges can change significantly on days when the NYSE is closed and you cannot buy or sell interests in the Portfolio.

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Price changes in the securities the Portfolio owns may ultimately affect the price of Portfolio interests the next time the net value is calculated.

An equity security is valued at its most recent sale price on the security’s primary exchange or over-the-counter (“OTC”) market as of the Value Time. Lacking any sales, the security is valued at the calculated mean between the most recent bid quotation and the most recent asked quotation (“Calculated Mean”) on such exchange or OTC market as of the Value Time. If it is not possible to determine the Calculated Mean, the security is valued at the most recent bid quotation on such exchange or OTC market as of the Value Time. In the case of certain foreign exchanges or OTC markets, the closing price reported by the foreign exchange or OTC market (which may sometimes be referred to by the exchange or one or more pricing agents as the “official close” or the “official closing price” or other similar term) will be considered the most recent sale price.

An exchange-traded option contract on securities, currencies and other financial instruments is valued at its most recent sale price on the relevant exchange. Lacking any sales, the option contract is valued at the Calculated Mean. If it is not possible to determine the Calculated Mean, the option contract is valued at the most recent bid quotation in the case of a purchased option contract or the most recent asked quotation in the case of a written option contract, in each case as of the Value Time. An option contract on securities, currencies and other financial instruments traded in the OTC market is valued as of the Value Time at a price supplied by an approved pricing agent, if available, and otherwise at the evaluated price provided by the broker-dealer with which it was traded. Futures contracts (and options thereon) are valued at the most recent settlement price, if available, on the exchange on which they are traded most extensively. With the exception of stock index futures contracts which trade on the Chicago Mercantile Exchange, closing settlement times are prior to the close of trading on the Exchange. For stock index futures contracts which trade on the Chicago Mercantile Exchange, closing settlement prices are normally available at approximately 4:20 pm Eastern time. If no settlement price is available, the last traded price on such exchange will be used.

Buying and Selling Portfolio Interests

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio’s custodian bank by a Federal Reserve Bank).

The Portfolio may, at its own option, accept securities in payment for interests. The securities delivered in payment for interests are valued by the method described above under “Pricing Portfolio Interests.” This may be a taxable transaction to the investor. Securities may be accepted in payment for interests only if they are, in the judgment of the Advisor, appropriate investments for the Portfolio. In addition, securities accepted in payment for interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over the counter market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for its interests.

The Portfolio reserves the right to suspend or postpone withdrawals as permitted pursuant to Section 22(e) of the 1940 Act. Generally, those circumstances are when 1) the NYSE is closed other than

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customary weekend or holiday closings; 2) the SEC determines that trading on the NYSE is restricted; 3) the SEC determines that an emergency exists which makes the disposal of securities owned by the Portfolio or the fair determination of the value of the Portfolio’s net assets not reasonably practicable; or 4) the SEC, by order, permits the suspension of the right of redemption.

The Portfolio and DDI reserve the right to cease accepting investments at any time or to reject any investment order.

The exclusive placement agent for the Portfolio is DDI. The principal business address of DDI is 222 South Riverside Plaza, Chicago, IL 60606. DDI receives no additional compensation for serving as exclusive placement agent for the Portfolio.

Distributions and Taxes

The Portfolio makes a daily allocation of its net investment income and realized and unrealized gains and losses from securities, futures and foreign currency transactions to its investors in proportion to their investment in the Portfolio. The Portfolio is not required, and generally does not expect, to make distributions (other than distributions in redemption of Portfolio interests) to its investors.

Under the anticipated method of operation of the Portfolio, the Portfolio, as a partnership for US federal income tax purposes, will generally not be subject to any US federal income tax. Instead, in computing its federal income tax liability, each investor will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its investors. An investor could recognize taxable income from the Portfolio in a taxable year in excess of actual non-liquidating cash distributions (if any) made by the Portfolio for that year. The determination of each investor’s distributive share of the Portfolio’s ordinary income and capital gain will be made in accordance with the governing instruments of the Portfolio, as well as with the Code, the Treasury regulations promulgated thereunder, and other applicable authority. The Portfolio may modify its partner allocations to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 706, 708, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor, as a partner, receiving more or less items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.

An investor’s receipt of a non-liquidating cash distribution from the Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds the investor’s adjusted basis in its Portfolio interests immediately before the distribution. An investor that receives a liquidating cash distribution from the Portfolio generally will recognize capital gain to the extent of the difference between the proceeds received by the investor and the investor’s adjusted tax basis in its Portfolio interests; however, the investor generally will recognize ordinary income, rather than capital gain, to the extent that investor’s allocable share of “unrealized receivables” (including any accrued but untaxed market discount) and substantially appreciated inventory, if any, exceeds the investor’s share of the basis in those unrealized receivables and substantially appreciated inventory. Any loss may be recognized by an investor only if it redeems all of its Portfolio interests for cash. An investor generally will not recognize gain or loss on an in-kind distribution of property from the Portfolio, including on an in-kind redemption of Portfolio interests. However, certain exceptions to this general rule may apply.

The Portfolio will provide tax information on Schedule K-1 to each investor following the close of the Portfolio’s taxable year. Each investor will be responsible for keeping its own records for determining its tax basis in its Portfolio interests and for the preparation and filing of its own tax returns.

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It is intended that the Portfolio’s income and assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the income and diversification requirements under Section 851(b) of the Code for qualification as a “regulated investment company,” assuming that the investor has invested all or substantially all of its assets in the Portfolio. Such investors may be required to redeem Portfolio interests in order to obtain sufficient cash to meet the distribution requirements under Section 852 of the Code for treatment as a regulated investment company and to avoid an entity-level tax.

This discussion is a general summary of certain US federal income tax consequences of investing in the Portfolio. Investors should consult their own tax advisors about the precise tax consequences of an investment in the Portfolio in light of their particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). See Item 24 “Taxation of the Portfolio” in Part B of this Registration Statement for more information concerning the federal income tax consequences of investing in the Portfolio. The Portfolio's investors are expected to be principally regulated investment companies. The summary above does not address tax consequences to shareholders of those regulated investment companies. Shareholders of those regulated investment companies should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them.

Market Timing Policies and Procedures

Short-term and excessive trading of Portfolio interests may present risks to long-term shareholders, including potential dilution in the value of Portfolio interests, interference with the efficient management of the Portfolio’s portfolio (including losses on the sale of investments), taxable gains to remaining shareholders and increased brokerage and administrative costs. These risks may be more pronounced if the Portfolio invests in certain securities, such as those that trade in foreign markets, are illiquid or do not otherwise have “readily available market quotations.” Certain investors may seek to employ short-term trading strategies aimed at exploiting variations in portfolio valuation that arise from the nature of the securities held by the Portfolio (e.g., “time zone arbitrage”). The Portfolio discourages short-term and excessive trading and has adopted policies and procedures that are intended to detect and deter short-term and excessive trading.

The Portfolio also reserves the right to reject or cancel a purchase order for any reason without prior notice. For example, the Portfolio may in its discretion reject or cancel a purchase order even if the transaction is not subject to the specific roundtrip transaction limitation described below if the Advisor believes that there appears to be a pattern of short-term or excessive trading activity by a shareholder or deems any other trading activity harmful or disruptive to the Portfolio. The Portfolio, through its Advisor and transfer agent, will monitor changes in investment direction (CID) by a shareholder within the Portfolio. A CID is a transaction opposite to the prior transaction, which can be a purchase or redemption. The Portfolio may take other trading activity into account if the Portfolio believes such activity is of an amount or frequency that may be harmful to long-term shareholders or disruptive to portfolio management.

Shareholders are limited to four roundtrip transactions in the Portfolio over a rolling 12-month period. A “roundtrip” transaction is defined as any combination of purchase and redemption activity of the Portfolio’s interests. Shareholders with four or more roundtrip transactions in the Portfolio within a rolling 12-month period generally will be blocked from making additional investments in the Portfolio for 12 months. The Portfolio reserves the right to extend or maintain a block beyond 12 months if it deems that the shareholder’s activity was harmful to the Portfolio, or that the pattern of activity suggests a pattern of abuse. The rights of a shareholder to withdraw all or any portion of its investment from the Portfolio are not affected by the four roundtrip transaction limitation.

The Portfolio may make exceptions to the roundtrip transaction policy for certain types of transactions if, in the opinion of the Advisor, the transactions do not represent short-term or excessive trading or are not abusive or harmful to the Portfolio, such as, but not limited to, systematic transactions, required minimum retirement distributions, transactions initiated by the Portfolio or administrator and transactions by certain qualified funds-of-funds.

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The Portfolio’s market timing policies and procedures may be modified or terminated at any time.

ITEM 12.	DISTRIBUTION ARRANGEMENTS.

Organizational Structure

The Portfolio is a master fund; a master/feeder fund structure is one in which a fund (a “feeder fund”), instead of investing directly in a portfolio of securities, invests most or all of its investment assets in a separate registered investment company (the “master fund”) with the same investment objective and policies as the feeder fund. Such a structure permits the pooling of assets of two or more feeder funds, preserving separate identities or distribution channels at the feeder fund level. The Portfolio has two affiliated DWS feeder funds, with a significant ownership percentage of the Portfolio’s net assets. Investment activities of these feeder funds could have a material impact on the Portfolio.

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Deutsche DWS Equity 500 Index Portfolio (formerly Deutsche Equity 500 Index Portfolio) (the “Portfolio”)

PART B

July 2, 2018

ITEM 14.	COVER PAGE AND TABLE OF CONTENTS.

Part A of the Registration Statement of the Portfolio dated July 2, 2018, which may be amended from time to time, provides the basic information investors should know before investing. This Part B of the Registration Statement, which is not a prospectus, is intended to provide additional information regarding the activities and operations of the Portfolio and should be read in conjunction with Part A of the Registration Statement. You may request a copy of Part A of the Registration Statement or a paper copy of this Part B, if you have received it electronically, free of charge by calling the Portfolio at (800) 728-3337.

Portions of the Statement of Additional Information and the Annual Report to Shareholders of DWS Equity 500 Index Fund (Class T, Class R6, Institutional Class and Class S) (formerly Deutsche Equity 500 Index Fund) are incorporated herein by reference, and are hereby deemed to be part of this Part B. The Annual Report may also be obtained without charge by calling the number provided in the preceding paragraph.

TABLE OF CONTENTS

PORTFOLIO HISTORY

DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS

MANAGEMENT OF THE PORTFOLIO

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

INVESTMENT ADVISORY AND OTHER SERVICES

PORTFOLIO MANAGERS

BROKERAGE ALLOCATION AND OTHER PRACTICES

CAPITAL STOCK AND OTHER SECURITIES

PURCHASE, REDEMPTION AND PRICING OF SHARES

TAXATION OF THE PORTFOLIO

UNDERWRITERS

CALCULATION OF PERFORMANCE DATA

FINANCIAL STATEMENTS

ITEM 15.	PORTFOLIO HISTORY.

The Portfolio was organized as a trust under the laws of the State of New York on December 11, 1991. Effective February 6, 2006, the name of the Portfolio was changed from Scudder Equity 500 Index Portfolio to DWS Equity 500 Index Portfolio. Effective August 11, 2014, DWS Equity 500 Index Portfolio was renamed Deutsche Equity 500 Index Portfolio. Effective July 2, 2018, Deutsche Equity 500 Index Portfolio was renamed Deutsche DWS Equity 500 Index Portfolio.

ITEM 16.	DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

INVESTMENT RESTRICTIONS

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Except as otherwise indicated, the Portfolio’s investment objective and policies are not fundamental and may be changed without a vote of shareholders. There can be no assurance that the Portfolio’s investment objective will be met.

Any investment restrictions herein which involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by, the Portfolio, except as described below with respect to asset coverage for Portfolio borrowings.

The Portfolio is a no-load, open-end management investment company and has elected to be classified as diversified under the Investment Company Act of 1940, as amended (the “1940 Act”). A diversified fund may not, with respect to 75% of total assets, invest more than 5% of total assets in the securities of a single issuer (other than cash and cash items, US government securities or securities of other investment companies) or invest in more than 10% of the outstanding voting securities of such issuer. The Portfolio’s election to be classified as diversified under the 1940 Act may not be changed without the vote of a majority of the outstanding voting securities (as defined herein) of the Portfolio.

The following fundamental policies may not be changed without the approval of a majority of the outstanding voting securities of the Portfolio which, under the 1940 Act and the rules thereunder and as used in this Part B, means the lesser of (1) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Portfolio.

As a matter of fundamental policy, the Portfolio may not do any of the following:

(1)	borrow money, except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(2)	issue senior securities, except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(3)	purchase or sell commodities, except as permitted by the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(4)	engage in the business of underwriting securities issued by others, except to the extent that the Portfolio may be deemed to be an underwriter in connection with the disposition of portfolio securities.

(5)	purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, except that the Portfolio reserves freedom of action to hold and to sell real estate acquired as a result of the Portfolio’s ownership of securities.

(6)	make loans except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(7)	concentrate its investments in a particular industry, as that term is used in the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

The following is intended to help investors better understand the meaning of the Portfolio’s fundamental policies by briefly describing limitations, if any, imposed by the 1940 Act. References to the 1940 Act below may encompass rules, regulations or orders issued by the SEC and, to the extent deemed appropriate by the Portfolio, interpretations and guidance provided by the SEC staff. These descriptions are intended as brief summaries of such limitations as of the date of this Part B;

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they are not comprehensive and they are qualified in all cases by reference to the 1940 Act (including any rules, regulations or orders issued by the SEC and any relevant interpretations and guidance provided by the SEC staff).These descriptions are subject to change based on evolving guidance by the appropriate regulatory authority and are not part of the Portfolio’s fundamental policies.

The 1940 Act generally permits the Portfolio to borrow money in amounts of up to 33 1/3% of its total assets from banks for any purpose. The 1940 Act requires that after any borrowing from a bank, the Portfolio shall maintain an asset coverage of at least 300% for all of the Portfolio’s borrowings, and, in the event that such asset coverage shall at any time fall below 300%, the Portfolio must, within three days thereafter (not including Sundays and holidays), reduce the amount of its borrowings to an extent that the asset coverage of all of the Portfolio’s borrowings shall be at least 300%. In addition, the Portfolio may borrow up to 5% of its total assets from banks or other lenders for temporary purposes (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed).

Under the 1940 Act, a senior security does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the Portfolio at the time the loan is made (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed). The SEC and/or its staff has indicated that certain investment practices may raise senior security issues unless the Portfolio takes appropriate steps to segregate assets against, or cover, its obligations. The Portfolio is permitted to engage in the investment practices described in Part A and Part B of this Registration Statement.

At present, the 1940 Act does not set forth a maximum percentage of the Portfolio’s assets that may be invested in commodities.

Under the 1940 Act, the Portfolio generally may not lend portfolio securities representing more than one-third of its total asset value (including the value of collateral received for loans of portfolio securities).

The SEC staff currently interprets concentration to mean investing more than 25% of the Portfolio’s total assets in a particular industry or group of industries (excluding US government securities).

Other Investment Policies. The Board has adopted certain additional non-fundamental policies and restrictions which are observed in the conduct of the Portfolio’s affairs. They differ from fundamental investment policies in that they may be changed or amended by action of the Board without requiring prior notice to, or approval of, the shareholders.

As a matter of non-fundamental policy:

(1)	the Portfolio may not purchase illiquid securities, including time deposits and repurchase agreements maturing in more than seven days, if, as a result, more than 15% of the Portfolio’s net assets would be invested in such securities.

(2)	the Portfolio may not acquire securities of registered open-end investment companies or registered unit investment trusts in reliance on Sections 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act.

(3)	the Portfolio may not acquire securities of other investment companies, except as permitted by the 1940 Act and the rules, regulations and any applicable exemptive order issued thereunder.

(4)	the Portfolio may not write puts and calls on securities unless each of the following conditions is met: (a) the security underlying the put or call is within the investment policies of the Portfolio and the option is issued by the Options Clearing Corporation, except for
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put and call options issued by non-US entities or listed on non-US securities or commodities exchanges; (b) the aggregate value of the obligations underlying the puts determined as of the date the options are sold shall not exceed 5% of the Portfolio’s net assets; (c) the securities subject to the exercise of the call written by the Portfolio must be owned by the Portfolio at the time the call is sold and must continue to be owned by the Portfolio until the call has been exercised, has lapsed, or the Portfolio has purchased a closing call, and such purchase has been confirmed, thereby extinguishing the Portfolio’s obligation to deliver securities pursuant to the call it has sold; and (d) at the time a put is written, the Portfolio establishes a segregated account with its custodian consisting of cash or short-term US Government securities equal in value to the amount the Portfolio will be obligated to pay upon exercise of the put (this account must be maintained until the put is exercised, has expired, or the Portfolio has purchased a closing put, which is a put of the same series as the one previously written).

(5)	the Portfolio may not buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless such futures or options are written by other persons and: (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-US entities or listed on non-US securities or commodities exchanges; (b) the aggregate premiums paid on all such options which are held at any time do not exceed 20% of the Portfolio’s total net assets; and (c) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the Portfolio’s total assets.

(6)	at the time of the Portfolio’s investment in commercial paper, the issuer (or the issuer’s parent) must have outstanding debt rated within the top two rating categories by an NRSRO or, if not rated, must be believed by the Advisor to be of comparable quality. Commercial paper when purchased by the Portfolio must be rated in the highest short-term rating category by any two NRSROs (or one NRSRO if that NRSRO is the only such NRSRO which rates such security) or, if not so rated, must be believed by the Advisor to be of comparable quality.

(7)	the Board of Trustees has adopted the requirement that futures contracts and options on futures contracts be used as a hedge and that stock index futures may be used on a continual basis to equitize cash so that the Portfolio may maintain 100% equity exposure.

(8)	the Board of Trustees has adopted the requirement that index futures contracts and options on index futures contracts be used only for cash management purposes.

(9)	the Portfolio will only write put options involving securities for which a determination is made at the time the option is written that the Portfolio wishes to acquire the securities at the exercise price.

(10)	the Portfolio may not purchase warrants if as a result, such securities, taken at the lower of cost or market value would represent more than 5% of the value of the Portfolio’s total assets (for this purpose, warrants acquired in units or attached to securities will be deemed to have no value).

For purposes of non-fundamental policy (1), and for so long as it remains a position of the SEC, fixed time deposits maturing in more than seven days that cannot be traded on a secondary market and participation interests in loans will be treated as illiquid. Restricted securities (including commercial paper issued pursuant to Section 4(2) of the Securities Act of 1933) that the Board has determined to be readily marketable will not be deemed to be illiquid for purposes of non-fundamental policy (1).

INVESTMENTS, PRACTICES AND TECHNIQUES, AND RISKS

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Below is a list of the investments, practices and techniques, and risks which the Portfolio may employ (or be subject to) in pursuing its investment objective.

Asset Segregation	Investment Companies and Other Pooled Investment Vehicles
Borrowing	Lending of Portfolio Securities
Brady Bonds	Mortgage-Backed Securities
Cash Management Vehicles	Obligations of Banks and Other Financial Institutions
Commercial Paper	Preferred Stock
Commodity Pool Operator Exclusion	Repurchase Agreements
Common Stock	Reverse Repurchase Agreements
Convertible Securities	Short-Term Securities
Depositary Receipts	Sovereign Debt
Derivatives	Special Information Concerning Master-Feeder Fund Structure
Fixed Income Securities	US Government Securities
Foreign Currencies	Variable and Floating Rate Instruments
Foreign Investment	Warrants
Illiquid Securities	When-Issued and Delayed-Delivery Securities
Impact of Large Redemptions and Purchases of Fund Shares	Yields and Ratings
Interfund Borrowing and Lending Program

A further description of each of these investments, practices and techniques, and risks is incorporated by reference to the specific descriptions of these investments, practices and techniques, and risks in the section entitled “Part II: Appendix II-G — Investments, Practices and Techniques, and Risks” in the Statement of Additional Information for Deutsche Institutional Funds (renamed Deutsche DWS Institutional Funds effective July 2, 2018) — Deutsche Equity 500 Index Fund (Class T, Class R6, Institutional Class and Class S) (renamed DWS Equity 500 Index Fund effective July 2, 2018), filed with the SEC in Post-Effective Amendment No. 116 on April 26, 2018 (File Nos. 033-34079 and 811-06071).

PORTFOLIO HOLDINGS INFORMATION

In addition to the public disclosure of the Portfolio’s holdings through required SEC quarterly filings, the Portfolio may make its portfolio holdings information publicly available on the DWS funds’ Web site as described in Part A of this Registration Statement. The Portfolio does not disseminate non-public information about portfolio holdings except in accordance with policies and procedures adopted by the Portfolio.

The Portfolio’s procedures permit non-public portfolio holdings information to be shared with DWS and its affiliates, subadvisors, if any, administrators, sub-administrators, fund accountants, custodians, sub-custodians, independent registered public accounting firms, attorneys, officers and trustees/directors and each of their respective affiliates and advisers who require access to this information to fulfill their duties to the Portfolio and are subject to the duties of confidentiality, including the duty not to trade on non-public information, imposed by law or contract, or by the Portfolio’s procedures. This non-public information may also be disclosed, subject to the requirements described below, to certain third parties, such as securities lending agents, financial printers, proxy voting firms, mutual fund analysts, rating and tracking agencies, and, on an ad hoc basis, transition managers, to shareholders in connection with in-kind redemptions or, in connection with investing in underlying funds, subadvisors to DWS funds of funds (“Authorized Third Parties”).

Prior to any disclosure of the Portfolio’s non-public portfolio holdings information to Authorized Third Parties, a person authorized by the Board must make a good faith determination in light of the

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facts then known that the Portfolio has a legitimate business purpose for providing the information, that the disclosure is in the best interest of the Portfolio, and that the recipient assents or otherwise has a duty to keep the information confidential and to not trade based on the information received while the information remains non-public and that the disclosure would be in compliance with all applicable laws and DWS’s and a subadvisor’s fiduciary duties to the Portfolio. No compensation is received by the Portfolio or DWS for disclosing non-public holdings information. Periodic reports regarding these procedures will be provided to the Board.

Portfolio holdings information distributed by the trading desks of DWS or a subadvisor for the purpose of facilitating efficient trading of such securities and receipt of relevant research is not subject to the foregoing requirements. Non-public portfolio holding information does not include portfolio characteristics (other than holdings or subsets of holdings) about the Portfolio and information derived therefrom, including, but not limited to, how the Portfolios investments are divided among various sectors, industries, countries, value and growth stocks, bonds, small, mid and large cap stocks, currencies and cash, types of bonds, bond maturities, duration, bond coupons and bond credit quality ratings, alpha, beta, tracking error, default rate, portfolio turnover, and risk and style characteristics so long as the identity of the Portfolio’s holdings could not be derived from such information.

Registered investment companies that are subadvised by DWS may be subject to different portfolio holdings disclosure policies, and neither DWS nor the Board exercise control over such policies. In addition, separate account clients of DWS have access to their portfolio holdings and are not subject to the Portfolio’s portfolio holdings disclosure policy. The portfolio holdings of some of the funds subadvised by DWS and some of the separate accounts managed by DWS may substantially overlap with the portfolio holdings of the Portfolio.

DWS also manages certain unregistered commingled trusts, the portfolio holdings of which may substantially overlap with the portfolio holdings of the Portfolio. These trusts are not subject to the Portfolio’s portfolio holdings disclosure policy. To the extent that investors in these commingled trusts may receive portfolio holdings information of their trust on a different basis from that on which the Portfolio’s holdings information is made public, DWS has implemented procedures reasonably designed to encourage such investors to keep such information confidential, and to prevent those investors from trading on the basis of non-public holdings information.

In addition, DWS may, from time to time, provide model portfolios to third party sponsors of model portfolio programs, which model portfolios may substantially overlap with the portfolio holdings of the Portfolio. These model portfolios are not subject to the Portfolio’s portfolio holdings disclosure policy. DWS has adopted procedures that require such third party sponsors to agree in writing to keep the model portfolio information confidential and to limit their use of the information to implementing their respective model portfolio programs.

There is no assurance that the Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings information will protect the Portfolio from the potential misuse of portfolio holdings information by those in possession of that information.

ITEM 17.	MANAGEMENT OF THE PORTFOLIO.

BOARD MEMBERS AND OFFICERS

Identification and Background

The following table presents certain information regarding the Board Members of the Portfolio. Each Board Member’s year of birth is set forth in parentheses after his or her name. Unless otherwise noted, (i) each Board Member has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Board Member that is not an “interested person” (as defined in the 1940 Act) of the Portfolio or the Advisor (each, an “Independent Board Member”) is Keith R. Fox, DWS Funds Board Chair, c/o Thomas R. Hiller, Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA

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02199-3600. The term of office for each Board Member is until the election and qualification of a successor, or until such Board Member sooner dies, resigns, is removed or as otherwise provided in the governing documents of the Portfolio. Because the Portfolio does not hold an annual meeting of shareholders, each Board Member will hold office for an indeterminate period.

Independent Board Members

Name, Year of Birth, Position with the Portfolio and Length of Time Served(1)	Business Experience and Directorships During the Past 5 Years	Number of Funds in DWS Fund Complex Overseen	Other Directorships Held by Board Member
Keith R. Fox, CFA (1954) Chairperson since 2017, and Board Member since 1996	Managing General Partner, Exeter Capital Partners (a series of private investment funds) (since 1986); Directorships: Progressive International Corporation (kitchen goods importer and distributor); The Kennel Shop (retailer); former Chairman, National Association of Small Business Investment Companies; former Directorships: BoxTop Media Inc. (advertising); Sun Capital Advisers Trust (mutual funds) (2011-2012)	86	-
John W. Ballantine (1946) Board Member since 1999

Retired; formerly: Executive Vice President and Chief Risk Management Officer, First Chicago NBD Corporation/The First National Bank of Chicago (1996-1998); Executive Vice President and Head of International Banking (1995-1996); former Directorships: Director and Chairman of the Board, Healthways Inc.(2) (population well-being and wellness services) (2003-2014); Stockwell Capital Investments PLC (private equity); Enron Corporation; FNB Corporation; Tokheim Corporation; First Oak Brook Bancshares, Inc. and Oak Brook Bank; Prisma Energy International. Not-for-Profit Director/Trustee: Palm Beach Civic Assn.; Public Radio International; Window to the World Communications (public media); Harris Theater for Music and Dance (Chicago)

		86	Portland General Electric(2) (utility company) (2003-present)
Henry P. Becton, Jr. (1943) Board Member since 1990	Vice Chair and former President, WGBH Educational Foundation. Directorships: Public Radio International; Public Radio Exchange (PRX); The Pew Charitable Trusts (charitable organization); Massachusetts Humane Society; American Documentary, Inc. (public media); Overseer of the New England Conservatory; former Directorships: Becton Dickinson and	86	-

Company(2) (medical technology company); Belo Corporation(2) (media company); The PBS Foundation; Association of Public Television Stations; Boston Museum of Science; American Public Television; Concord Academy; New England Aquarium; Mass. Corporation for Educational Telecommunications; Committee for Economic Development; Public Broadcasting Service; Connecticut College; North Bennett Street School (Boston)

Dawn-Marie Driscoll (1946) Board Member since 1987	Emeritus Executive Fellow, Center for Business Ethics, Bentley University; formerly: President, Driscoll Associates (consulting firm); Partner, Palmer & Dodge (law firm) (1988-1990); Vice President of Corporate Affairs and General Counsel, Filene’s (retail) (1978-1988); Directorships: Advisory Board, Center for Business Ethics, Bentley University; Trustee and former Chairman of the Board, Southwest Florida Community Foundation (charitable organization); former Directorships: ICI Mutual Insurance Company (2007-2015); Sun Capital Advisers Trust (mutual funds) (2007-2012); Investment Company Institute (audit, executive, nominating committees) and Independent Directors Council (governance, executive committees)	86	-
Paul K. Freeman (1950) Board Member since 1993	Consultant, World Bank/Inter-American Development Bank; Independent Directors Council (former chair); Investment Company Institute (executive committee); Adjunct Professor, University of Denver Law School (2017-present); formerly: Chairman of Education Committee of Independent Directors Council; Project Leader, International Institute for Applied Systems Analysis (1998-2001); Chief Executive Officer, The Eric Group, Inc. (environmental insurance) (1986-1998); Directorships: Knoebel Institute for Healthy Aging, University of Denver (2017-present); former Directorships: Prisma Energy International; Denver Zoo Foundation (2012-2018)	86	-
Richard J. Herring (1946) Board Member since 1990	Jacob Safra Professor of International Banking and Professor, Finance Department, The Wharton School, University of Pennsylvania (since July	86	Director, Aberdeen Singapore and Japan Funds (since 2007), Independent Director of

	1972); Co-Director, Wharton Financial Institutions Center; formerly: Vice Dean and Director, Wharton Undergraduate Division (July 1995-June 2000); Director, Lauder Institute of International Management Studies (July 2000-June 2006)		Barclays Bank Delaware (since September 2010)
William McClayton (1944) Board Member since 2004	Private equity investor (since October 2009); previously: Managing Director, Diamond Management & Technology Consultants, Inc. (global consulting firm) (2001-2009); Directorship: Board of Managers, YMCA of Metropolitan Chicago; formerly: Senior Partner, Arthur Andersen LLP (accounting) (1966-2001); Trustee, Ravinia Festival	86	-
Rebecca W. Rimel (1951) Board Member since 1995	President, Chief Executive Officer and Director, The Pew Charitable Trusts (charitable organization) (1994-present); formerly: Executive Vice President, The Glenmede Trust Company (investment trust and wealth management) (1983-2004); Board Member, Investor Education (charitable organization) (2004-2005); Trustee, Executive Committee, Philadelphia Chamber of Commerce (2001-2007); Director, Viasys Health Care(2) (January 2007-June 2007); Trustee, Thomas Jefferson Foundation (charitable organization) (1994-2012)	86	Director, Becton Dickinson and Company(2) (medical technology company) (2012-present); Director, BioTelemetry Inc.(2) (healthcare) (2009-present)
William N. Searcy, Jr. (1946) Board Member since 1993	Private investor since October 2003; formerly: Pension & Savings Trust Officer, Sprint Corporation(2) (telecommunications) (November 1989-September 2003); Trustee, Sun Capital Advisers Trust (mutual funds) (1998-2012)	86	-
Jean Gleason Stromberg (1943) Board Member since 1997	Retired; formerly: Consultant (1997-2001); Director, Financial Markets US Government Accountability Office (1996-1997); Partner, Norton Rose Fulbright, L.L.P. (law firm) (1978-1996); former Directorships: The William and Flora Hewlett Foundation (charitable organization) (2000-2015); Service Source, Inc. (nonprofit), Mutual Fund Directors Forum (2002-2004), American Bar Retirement Association (funding vehicle for retirement plans) (1987-1990 and 1994-1996)	86	-

Officers(4)

Name, Year of Birth, Position with the Portfolio and Length of Time Served(5)	Business Experience and Directorships During the Past 5 Years
Hepsen Uzcan(6)(9) (1974) President and Chief Executive Officer, 2017-present Assistant Secretary, 2013-present	Managing Director(3), DWS; Secretary and Managing Director(3), DWS USA Corporation (since March 2018); Assistant Secretary, DWS Distributors, Inc. (since June 25, 2018); Director and Vice President, DWS Service Company (since June 25, 2018); Assistant Secretary, DWS Investment Management Americas, Inc. (since June 25, 2018); and Director and President, DB Investment Managers, Inc. (since June 25, 2018); formerly: Vice President for the Deutsche funds (2016-2017)
John Millette(8) (1962) Vice President and Secretary, 1999-present	Director(3), DWS; Chief Legal Officer, DWS Investment Management Americas, Inc. (2015-present); and Director and Vice President, DWS Trust Company (2016-present); formerly: Secretary, Deutsche Investment Management Americas Inc. (2015-2017)
Paul H. Schubert(6) (1963) Chief Financial Officer, 2004-present Treasurer, 2005-present	Managing Director(3), DWS; formerly: Director and President, DB Investment Managers, Inc. (2017-2018); Director, DWS Service Company (2017-2018); Vice President, DWS Distributors, Inc. (2016-2018); Chairman, Director and President, Deutsche AM Trust Company (2013-2018); and Director, Deutsche AM Trust Company (2004 - 2013)
Caroline Pearson(8) (1962) Chief Legal Officer, 2010-present	Managing Director(3), DWS; formerly: Secretary, Deutsche AM Distributors, Inc. (2002-2017); and Secretary, Deutsche AM Service Company (2010-2017)
Scott D. Hogan(8) (1970) Chief Compliance Officer, 2016-present	Director(3), DWS
Wayne Salit(7) (1967) Anti-Money Laundering Compliance Officer, 2014-present	Director(3), Deutsche Bank; and AML Officer, DWS Trust Company; formerly: Managing Director, AML Compliance Officer at BNY Mellon (2011-2014); and Director, AML Compliance Officer at Deutsche Bank (2004-2011)
Sheila Cadogan(8) (1966) Assistant Treasurer, 2017-present	Director(3), DWS; Director and Vice President, DWS Trust Company (since 2018)
Paul Antosca(8) (1957) Assistant Treasurer, 2007-present	Director(3), DWS
Diane Kenneally(8) (1966) Assistant Treasurer, 2007-present	Director(3), DWS
(1)	The length of time served represents the year in which the Board Member joined the board of one or more DWS funds currently overseen by the Board.
(2)	A publicly held company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.
(3)	Executive title, not a board directorship.
(4)	As a result of their respective positions held with the Advisor or its affiliates, these individuals are considered “interested persons” of the Advisor within the meaning of the 1940 Act. Interested persons receive no compensation from the Portfolio.

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(5)	The length of time served represents the year in which the officer was first elected in such capacity for one or more DWS funds.

(6)        Address: 345 Park Avenue, New York, New York 10154.

(7)        Address: 60 Wall Street, New York, New York 10005.

(8)        Address: One International Place, Boston, Massachusetts 02110.

(9)        Appointed President and Chief Executive Officer effective December 1, 2017.

Certain officers hold similar positions for other investment companies for which DIMA or an affiliate serves as the Advisor.

Officer’s Role with Placement Agent: DWS Distributors, Inc.

Hepsen Uzcan, Vice President.

Board Member Qualifications

The Nominating and Governance Committee is responsible for recommending proposed nominees for election to the full Board for its approval. In recommending the election of the current Board Members, the Committee generally considered the educational, business and professional experience of each Board Member in determining his or her qualifications to serve as a Board Member, including the Board Member’s record of service as a director or trustee of public and private organizations. In the case of most Board Members, this included their many years of previous service as a trustee of certain of the DWS funds. This previous service has provided these Board Members with a valuable understanding of the history of the DWS funds and the DIMA organization and has also served to demonstrate their high level of diligence and commitment to the interests of fund shareholders and their ability to work effectively and collegially with other members of the Board. The Committee also considered, among other factors, the particular attributes described below with respect to the various individual Board Members:

John W. Ballantine — Mr. Ballantine’s experience in banking, financial risk management and investments acquired in the course of his service as a senior executive of a major US bank.

Henry P. Becton, Jr. — Mr. Becton’s professional training and experience as an attorney, his experience as the chief executive officer of a major public media company and his experience as lead director of two NYSE companies, including his service at various times as the chair of the audit, compensation and nominating committees of one or both of such boards.

Dawn-Marie Driscoll — Ms. Driscoll’s professional training and experience as an attorney, her expertise as a consultant, professor and author on the subject of business ethics, her service as a member of the executive committee of the Independent Directors Council of the Investment Company Institute and her experience as a director of an insurance company serving the mutual fund industry.

Keith R. Fox — Mr. Fox’s experience as the chairman and a director of various private operating companies and investment partnerships and his experience as a director and audit committee member of several public companies. In addition, he holds the Chartered Financial Analyst designation.

Paul K. Freeman — Dr. Freeman’s professional training and experience as an attorney and an economist, his experience as the founder and chief executive officer of an insurance company, his experience as a senior executive and consultant for various companies focusing on matters relating to risk management and his service on the Independent Directors Council of the Investment Company Institute.

Richard J. Herring — Mr. Herring’s experience as a professor of finance at a leading business school and his service as an advisor to various professional and governmental organizations.

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William McClayton — Mr. McClayton’s professional training and experience in public accounting, including his service as a senior partner of a major public accounting firm focusing on financial markets companies and his service as a senior executive of a public management consulting firm.

Rebecca W. Rimel — Ms. Rimel’s experience on a broad range of public policy issues acquired during her service as the executive director of a major public charity and her experience as a director of several public companies.

William N. Searcy, Jr. — Mr. Searcy’s experience as an investment officer for various major public company retirement plans, which included evaluation of unaffiliated investment advisers and supervision of various administrative and accounting functions.

Jean Gleason Stromberg — Ms. Stromberg’s professional training and experience as an attorney specializing in federal securities law, her service in a senior position with the SEC and the US Government Accountability Office and her experience as a director and audit committee member of several major non-profit organizations.

BOARD COMMITTEES AND MEETINGS

Information Concerning Committees and Meetings of the Board

The Board oversees the operations of the DWS funds and meets periodically to oversee fund activities, and to review fund performance and contractual arrangements with fund service providers. The Board met 5 times during the most recently completed calendar year.

Board Leadership Structure

A fund’s Board is responsible for the general oversight of a fund’s affairs and for assuring that the fund is managed in the best interests of its shareholders. The Board regularly reviews a fund’s investment performance as well as the quality of other services provided to a fund and its shareholders by DIMA and its affiliates, including administration and shareholder servicing. At least annually, the Board reviews and evaluates the fees and operating expenses paid by a fund for these services and negotiates changes that it deems appropriate. In carrying out these responsibilities, the Board is assisted by a fund’s auditors, independent counsel and other experts, as appropriate, selected by and responsible to the Board.

Independent Board Members are not considered “interested persons” (as defined in the 1940 Act) of the fund or its investment adviser. These Independent Board Members must vote separately to approve all financial arrangements and other agreements with a fund’s investment adviser and other affiliated parties. The role of the Independent Board Members has been characterized as that of a “watchdog” charged with oversight to protect shareholders’ interests against overreaching and abuse by those who are in a position to control or influence a fund. A fund’s Independent Board Members meet regularly as a group in executive session without representatives of the Advisor present. An Independent Board Member currently serves as chairman of the Board.

Taking into account the number, diversity and complexity of the funds overseen by the Board Members and the aggregate amount of assets under management in the DWS funds, the Board has determined that the efficient conduct of its affairs makes it desirable to delegate responsibility for certain specific matters to committees of the Board. These committees, which are described in more detail below, review and evaluate matters specified in their charters and/or enabling resolutions, and take actions on those matters and/or make recommendations to the Board, as appropriate. Each committee may utilize the resources of counsel and auditors as well as other experts. The committees meet as often as necessary, either in conjunction with regular meetings of the Board or otherwise. The membership and chair of each committee are appointed by the Board upon recommendation of the Nominating and Governance Committee. The membership and chair of each committee consist exclusively of Independent Board Members.

The Board has determined that this committee structure also allows the Board to focus more effectively on the oversight of risk as part of its broader oversight of a fund’s affairs. While risk

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management is the primary responsibility of the Advisor, the Board regularly receives reports regarding investment risks and compliance risks. The Board’s committee structure allows separate committees to focus on different aspects of these risks and their potential impact on some or all of the DWS funds and to discuss with the Advisor how it monitors and controls such risks.

Board Committees. The Board has established the following standing committees: Audit Committee and Valuation Sub-Committee, Nominating and Governance Committee, Contract Committee, Investment Oversight Committee, Operations Committee and Dividend Committee.

Name of Committee	Number of Meetings in Last Calendar Year	Functions	Current Members
AUDIT COMMITTEE	6	Assists the Board in fulfilling its responsibility for oversight of (1) the integrity of the financial statements, (2) a fund’s accounting and financial reporting policies and procedures, (3) a fund’s compliance with legal and regulatory requirements related to accounting and financial reporting, (4) valuation of fund assets and securities and (5) the qualifications, independence and performance of the independent registered public accounting firm for a fund. Oversees the valuation of a fund’s securities and other assets and determines, as needed, the fair value of fund securities or other assets under certain circumstances as described in the Valuation Procedures. The Audit Committee has appointed a Valuation Sub-Committee, which may make determinations of fair value required when the Audit Committee is not in session. The current members of the Valuation Sub-Committee are Paul K. Freeman, Richard J. Herring, John W. Ballantine (Alternate), Henry P. Becton, Jr. (Alternate) and William McClayton (Alternate). The Audit Committee also approves and recommends to the Board the appointment, retention or termination of the independent registered public accounting firm for a fund, reviews the scope of audit and internal controls, considers and reports to the Board on matters relating to a fund’s accounting and financial reporting practices, and performs such other tasks as the full Board deems necessary or appropriate.	Paul K. Freeman (Chair), William McClayton (Vice Chair), John W. Ballantine, Henry P. Becton, Jr. and Richard J. Herring
NOMINATING AND GOVERNANCE COMMITTEE	5	Recommends individuals for membership on the Board, nominates officers, Board and committee chairs, vice chairs and committee members, and oversees the	Rebecca W. Rimel (Chair), Henry P. Becton, Jr. (Vice Chair) and William McClayton

		operations of the Board. The Nominating and Governance Committee has not established specific, minimum qualifications that must be met by an individual to be considered by the Nominating and Governance Committee for nomination as a Board Member. The Nominating and Governance Committee may take into account a wide variety of factors in considering Board Member candidates, including, but not limited to: (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities to the Board, (ii) relevant industry and related experience, (iii) educational background, (iv) financial expertise, (v) an assessment of the candidate's ability, judgment and expertise, and (vi) the current composition of the Board. The Committee generally believes that the Board benefits from diversity of background, experience and views among its members, and considers this as a factor in evaluating the composition of the Board, but has not adopted any specific policy in this regard. The Nominating and Governance Committee reviews recommendations by shareholders for candidates for Board positions on the same basis as candidates recommended by other sources. Shareholders may recommend candidates for Board positions by forwarding their correspondence by US mail or courier service to Keith R. Fox, DWS Funds Board Chair, c/o Thomas R. Hiller, Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600.
CONTRACT COMMITTEE	6	Reviews at least annually, (a) a fund’s financial arrangements with DIMA and its affiliates, and (b) a fund’s expense ratios.	John W. Ballantine (Chair), Dawn-Marie Driscoll (Vice Chair), Paul K. Freeman, Richard J. Herring, William N. Searcy, Jr. and Jean Gleason Stromberg
INVESTMENT OVERSIGHT COMMITTEE	5	Reviews the investment operations of a fund.	William McClayton (Chair), Richard J. Herring (Vice Chair), John W. Ballantine, Henry P. Becton, Jr., Dawn-Marie Driscoll, Paul K. Freeman, Rebecca W. Rimel, William N. Searcy, Jr. and Jean Gleason Stromberg
OPERATIONS COMMITTEE	5	Reviews the administrative operations and general compliance matters of the funds.	William N. Searcy, Jr. (Chair), Jean Gleason Stromberg (Vice

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		Reviews administrative matters related to the operations of the funds, policies and procedures relating to portfolio transactions, custody arrangements, fidelity bond and insurance arrangements and such other tasks as the full Board deems necessary or appropriate.	Chair), Dawn-Marie Driscoll and Rebecca W. Rimel
DIVIDEND COMMITTEE	1	Authorizes dividends and other distributions for those funds that are organized as Maryland corporations or as series of a Maryland corporation. The Committee meets on an as-needed basis. The Committee applies only to the following corporations: Deutsche DWS Global/International Fund, Inc., Deutsche DWS International Fund, Inc. and Deutsche DWS Value Series, Inc.	Keith R. Fox, Dawn-Marie Driscoll, John W. Ballantine (Alternate), Henry P. Becton, Jr. (Alternate), Paul K. Freeman (Alternate), Richard J. Herring (Alternate), William McClayton (Alternate), Rebecca W. Rimel (Alternate), William N. Searcy, Jr. (Alternate) and Jean Gleason Stromberg (Alternate)

Ad Hoc Committees. In addition to the standing committees described above, from time to time the Board may also form ad hoc committees to consider specific issues.

BOARD MEMBER OWNERSHIP AND CONTROL PERSONS

Board Member Ownership in the Portfolio

Because the Portfolio is a “master portfolio” held by other feeder funds, the Board Members cannot directly invest in the Portfolio. The following table shows the dollar range of equity securities beneficially owned by each current Board Member in DWS funds as of December 31, 2017.

Aggregate Dollar Range of Beneficial Ownership(1)

Funds Overseen by Board Member in the DWS Funds
Independent Board Member:
John W. Ballantine	Over $100,000
Henry P. Becton, Jr.	Over $100,000
Dawn-Marie Driscoll	Over $100,000
Keith R. Fox	Over $100,000
Paul K. Freeman	Over $100,000
Richard J. Herring	Over $100,000
William McClayton	Over $100,000
Rebecca W. Rimel	Over $100,000
William N. Searcy, Jr.	Over $100,000
Jean Gleason Stromberg	Over $100,000
(1)	The dollar ranges are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

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Ownership in Securities of the Advisor and Related Companies

As reported to the Portfolio, the information in the table below reflects ownership by the current Independent Board Members and their immediate family members of certain securities as of December 31, 2017. An immediate family member can be a spouse, children residing in the same household, including step and adoptive children, and any dependents. The securities represent ownership in the Advisor or DDI and any persons (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Advisor or DDI (including Deutsche Bank AG and DWS Group).

Independent Board Member	Owner and Relationship to Board Member	Company	Title of Class	Value of Securities on an Aggregate Basis	Percent of Class on an Aggregate Basis
John W. Ballantine		None
Henry P. Becton, Jr.		None
Dawn-Marie Driscoll		None
Keith R. Fox		None
Paul K. Freeman		None
Richard J. Herring		None
William McClayton		None
Rebecca W. Rimel		None
William N. Searcy, Jr.		None
Jean Gleason Stromberg		None

BOARD MEMBER COMPENSATION

Each Independent Board Member receives compensation from the Portfolio for his or her services, which includes retainer fees and specified amounts for various committee services and for the Board Chairperson and Vice Chairperson. No additional compensation is paid to any Independent Board Member for travel time to meetings, attendance at directors’ educational seminars or conferences, service on industry or association committees, participation as speakers at directors’ conferences or service on special fund industry director task forces or subcommittees. Independent Board Members do not receive any employee benefits such as pension or retirement benefits or health insurance from the Portfolio or any fund in the DWS fund complex.

Board Members who are officers, directors, employees or stockholders of DWS or its affiliates receive no direct compensation from the Portfolio, although they are compensated as employees of DWS, or its affiliates, and as a result may be deemed to participate in fees paid by the Portfolio. The following tables show, for each current Independent Board Member, compensation from the Portfolio during its most recently completed fiscal year, and aggregate compensation from all of the funds in the DWS fund complex during calendar year 2017.

Aggregate Compensation from the Portfolio

Board Member	Deutsche DWS Equity 500 Index Portfolio
Independent Board Member:
John W. Ballantine	$7,485
Henry P. Becton, Jr.	$6,833

Dawn-Marie Driscoll	$6,833
Keith R. Fox	$9,442
Paul K. Freeman	$7,485
Richard J. Herring	$6,833
William McClayton	$7,485
Rebecca W. Rimel	$7,485
William N. Searcy, Jr.	$7,485
Jean Gleason Stromberg	$6,833

Total Compensation from DWS Fund Complex

Board Member	Total Compensation from the Portfolio and DWS Fund Complex(1)
Independent Board Member:
John W. Ballantine(3)	$300,000
Henry P. Becton, Jr.	$275,000
Dawn-Marie Driscoll	$275,000
Keith R. Fox(2)	$375,000
Paul K. Freeman(3)	$300,000
Richard J. Herring	$275,000
William McClayton(3)	$300,000
Rebecca W. Rimel(3)	$300,000
William N. Searcy, Jr.(3)	$300,000
Jean Gleason Stromberg	$275,000
(1)	For each Independent Board Member, total compensation from the DWS fund complex represents compensation from 89 funds as of December 31, 2017.
(2)	Includes $100,000 in annual retainer fees received by Mr. Fox as Chairperson of DWS funds.
(3)	Includes $25,000 in annual retainer fees for serving as Chairperson of a Board committee.

CODES OF ETHICS

The Portfolio, the Advisor, the Portfolio’s exclusive placement agent, and the Portfolio’s subadvisor, NTI, have adopted codes of ethics under Rule 17j-1 under the 1940 Act. Board Members, officers of the Portfolio and employees of the Advisor and exclusive placement agent are permitted to make personal securities transactions, including transactions in securities that may be purchased or held by the Portfolio, subject to requirements and restrictions set forth in the applicable Code of Ethics. The Advisor’s Code of Ethics contains provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Among other things, the Advisor’s Code of Ethics prohibits certain types of transactions absent prior approval, imposes time periods during which personal transactions may not be made in certain securities, and requires the submission of duplicate broker confirmations and quarterly reporting of securities transactions. Additional restrictions apply to portfolio managers, traders, research analysts and others involved in the investment advisory process. Exceptions to these and other provisions of the Advisor’s or NTI’s Codes of Ethics may be granted in particular circumstances after review by appropriate personnel.

PROXY VOTING POLICY AND GUIDELINES

The Portfolio has delegated proxy voting responsibilities to the Advisor, subject to the Board’s general oversight. The Portfolio has delegated proxy voting to the Advisor with the direction that proxies should be voted consistent with the Portfolio’s best economic interests. The Advisor has adopted its own Proxy Voting Policy and Guidelines (“Policy”) for this purpose. The Policy addresses, among other things, conflicts of interest that may arise between the interests of the

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Portfolio, and the interests of the Advisor and its affiliates, including the Portfolio’s exclusive placement agent. The Policy is incorporated by reference to the section entitled “Part II: Appendix II-I — Proxy Voting Policy and Guidelines” in the Statement of Additional Information for Deutsche Institutional Funds (renamed Deutsche DWS Institutional Funds effective July 2, 2018) — Deutsche Equity 500 Index Fund (Class T, Class R6, Institutional Class and Class S) (renamed DWS Equity 500 Index Fund effective July 2, 2018), filed with the SEC in Post-Effective Amendment No. 116 on April 26, 2018 (File Nos. 033-34079 and 811-06071).

You may obtain information about how the Portfolio voted proxies related to its portfolio securities during the 12-month period ended June 30 by visiting the SEC’s Web site at www.sec.gov or by visiting our Web site at dws.com/en-us/resources/proxy-voting.

ITEM 18.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of June 8, 2018, DWS Equity 500 Index Fund (formerly Deutsche Equity 500 Index Fund) and DWS S&P 500 Index Fund (formerly Deutsche S&P 500 Index Fund), each a series of Deutsche DWS Institutional Funds (formerly Deutsche Institutional Funds) (each a “Feeder Fund” and together, the “Feeder Funds”), owned approximately 41% and 59%, respectively, of the value of the outstanding interests in the Portfolio. Because each Feeder Fund owns more than 25% of the outstanding interests in the Portfolio, it could be deemed to control the Portfolio, which means it may take actions without the approval of other investors in the Portfolio. Deutsche DWS Institutional Funds is a Massachusetts business trust with principal executive offices at 345 Park Avenue, New York, NY 10154.

Each Feeder Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Feeder Fund will hold a meeting of its shareholders and will cast its votes as instructed by the Feeder Fund’s shareholders. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.

ITEM 19.	INVESTMENT ADVISORY AND OTHER SERVICES.

MANAGEMENT OF THE PORTFOLIO

Investment Advisor. DIMA, with headquarters at 345 Park Avenue, New York, NY 10154, is the investment advisor for the Portfolio. Under the oversight of the Board, the Advisor makes investment decisions, buys and sells securities for the Portfolio and conducts research that leads to these purchase and sale decisions. Deutsche Bank AG reorganized its asset management division, Deutsche Asset Management, into a separate financial services firm, DWS Group GmbH & Co. KGaA (“DWS Group”). DWS Group is now a separate, publicly-listed financial services firm that is an indirect, majority-owned subsidiary of Deutsche Bank AG. The Advisor is an indirect, wholly-owned subsidiary of DWS Group. The Advisor and its predecessors have more than 90 years of experience managing mutual funds and provide a full range of global investment advisory services to institutional and retail clients. Pursuant to an Investment Management Agreement with the Portfolio, DIMA receives a fee for its services at the rate set forth below in the section entitled “Fee payable to DIMA for investment management services.”

DWS Name. Under a separate agreement, Deutsche Asset Management Investment GmbH has granted a license to DWS Group GmbH & Co. KGaA which permits the Funds to utilize the “DWS” trademark.

Subadvisor. NTI serves as subadvisor to the Portfolio pursuant to the terms of a subadvisory agreement between it and DIMA (“Subadvisory Agreement”). NTI, 50 South LaSalle Street, Chicago, IL 60603, serves as subadvisor to all of the assets of the Portfolio. NTI is an Illinois state banking corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. It primarily manages assets for institutional and individual separately managed accounts, investment companies and bank common and collective funds. Northern Trust

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Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the US Bank Holding Company Act of 1956, as amended. For its services under the Subadvisory Agreement, NTI receives a fee at the rate set forth below in the section entitled “Fee payable to NTI by DIMA for subadvisory services.”

Placement Agent. Pursuant to an Exclusive Placement Agent Agreement with the Portfolio, DDI, 222 South Riverside Plaza, Chicago, IL 60606, an affiliate of the Advisor, serves as Exclusive Placement Agent for the Portfolio.

Administrator. DIMA serves as the Portfolio’s administrator pursuant to an Administrative Services Agreement. For its services under the Administrative Services Agreement, the Administrator receives a fee at the rate set forth below in the section entitled “Fee payable to DIMA for administrative services.” The Administrator will pay Accounting Agency fees out of the Administrative Services fee.

Transfer Agent and Shareholder Service Agent. DWS Service Company (“DSC”), 222 South Riverside Plaza, Chicago, IL 60606, an affiliate of the Advisor, is the Portfolio’s transfer agent, dividend-paying agent and shareholder service agent pursuant to a transfer agency and service agreement (“Transfer Agency and Service Agreement”). Pursuant to a sub-transfer agency agreement between DSC and DST Systems, Inc. (“DST”), DSC has delegated certain transfer agent, dividend paying agent and shareholder servicing agent functions to DST. The costs and expenses of such delegation are borne by DSC, not by the Portfolio. The Portfolio does not pay a fee to DSC for services provided pursuant to the Transfer Agency and Service Agreement.

Custodian. State Street Bank and Trust Company (the “Custodian”), State Street Financial Center, One Lincoln Street, Boston, MA 02111, serves as the Portfolio’s custodian pursuant to a custody agreement with the Portfolio (“Custody Agreement”). Under the Custody Agreement with the Portfolio, the Custodian (i) maintains separate accounts in the name of the Portfolio, (ii) holds and transfers portfolio securities on account of the Portfolio, (iii) accepts receipts and makes disbursements of money on behalf of the Portfolio, and (iv) collects and receives all income and other payments and distributions on account of the Portfolio’s portfolio securities. The Custodian has entered into agreements with foreign subcustodians approved by the Board pursuant to Rule 17f-5 under the 1940 Act.

In some instances, the Custodian may use Deutsche Bank AG or its affiliates, as subcustodian (“DB Subcustodian”) in certain countries. To the extent a fund holds any securities in the countries in which the Custodian uses a DB Subcustodian as a subcustodian, those securities will be held by DB Subcustodian as part of a larger omnibus account in the name of the Custodian (“Omnibus Account”). For its services, DB Subcustodian receives (1) an annual fee based on a percentage of the average daily net assets of the Omnibus Account and (2) transaction charges with respect to transactions that occur within the Omnibus Account (e.g., foreign exchange transactions or corporate transactions). To the extent that a DB Subcustodian receives any brokerage commissions for any transactions, such transactions and amount of brokerage commissions paid by the Portfolio are set forth in Item 21 “Brokerage Allocation and Other Practices” below.

The Custodian’s fee may be reduced by certain earnings credits in favor of the Portfolio.

Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Suite 500, Boston, MA 02210, serves as the Portfolio’s an independent registered public accounting firm. The independent registered public accounting firm audits the financial statements of the Portfolio and provides other audit, tax and related services. Shareholders will receive annual audited financial statements and semi-annual unaudited financial statements.

FEE RATES OF SERVICE PROVIDERS

Fee payable to DIMA for investment management services.

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The management fee for the Portfolio, at the annual percentage rate of daily net assets, is indicated below:

Portfolio Name	Management Fee Rate
Deutsche DWS Equity 500 Index Portfolio	0.050%

Fee payable to DIMA for administrative services.

The Portfolio pays DIMA an administrative services fee, computed daily and paid monthly, of 0.030% of the Portfolio’s average daily net assets.

Fee payable to NTI by DIMA for subadvisory services.

The following sets forth information relating to subadvisory fees paid by DIMA to NTI. The subadvisory fee paid by DIMA for the Portfolio is computed daily and payable monthly, at the annual percentage rate of the daily net assets overseen by NTI.

Portfolio Name	Subadvisor	Subadvisor Fee Rate
Deutsche DWS Equity 500 Index Portfolio	NTI	First $2.0 billion 0.015% Next $2.0 billion 0.010% Thereafter 0.005%

SERVICE PROVIDER COMPENSATION

Fiscal Year Ended	Gross Amount Paid to DIMA for Advisory Services	Amount Waived by DIMA for Advisory Services	Gross Amount Paid to DIMA for General Administrative Services	Amount Waived by DIMA for General Administrative Services
2017	$864,829	$0	$518,897	$0
2016	$858,623	$0	$515,174	$0
2015	$926,891	$0	$556,135	$0

SECURITIES LENDING

During the fiscal year ended December 31, 2017, Brown Brothers Harriman (“BBH”) served as the securities lending agent to the Portfolio, which is where securities lending activity occurs.

As a securities lending agent, BBH is responsible for the implementation and administration of the Portfolio’s securities lending program. Pursuant to its Securities Lending Agency Agreement (“Securities Lending Agreement”) with the Portfolio, BBH, as a general matter, performs various services, including the following:

•	lend available securities to institutions that are approved borrowers

•	determine whether a loan shall be made and negotiate and establish the terms and conditions of the loan with the borrower

•	ensure that all dividends and other distributions paid with respect to loaned securities are credited to the Portfolio’s relevant account

•	receive and hold, on the Portfolio’s behalf, or transfer to a Portfolio account, upon instruction by the Portfolio, collateral from borrowers to secure obligations of borrowers with respect to any loan of available securities

•	mark-to-market the market value of loaned securities relative to the market value of the collateral each business day

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•	obtain additional collateral, as needed, in order to maintain the value of the collateral relative to the market value of the loaned securities at the levels required by the Securities Lending Agreement

•	at the termination of a loan, return the collateral to the borrower upon the return of the loaned securities

•	in accordance with the terms of the Securities Lending Agreement, invest cash collateral in permitted investments, including investments managed by the Portfolio’s investment adviser

•	maintain records relating to the Portfolio’s securities lending activity and provide to the Portfolio a monthly statement describing, among other things, the loans made during the period, the income derived from the loans (or losses incurred) and the amounts of any fees or payments paid with respect to each loan

BBH is compensated for the above-described services from its securities lending revenue split. The table below shows the income the Portfolio earned and the fees and compensation it paid to service providers in connection with its securities lending activities during its most recent fiscal year.

Gross income from securities lending activities (including income from cash collateral reinvestment)	$58,907
Fees and/or compensation for securities lending activities and related services
Fees paid to securities lending agent from a revenue split	$4,072
Fees paid for any cash collateral management service (including fees deducted from a pooled cash collateral reinvestment vehicle) that are not included in the revenue split	$3,873
Administrative fees not included in revenue split	--
Indemnification fee not included in revenue split	--
Rebate (paid to borrower)	$14,313
Other fees not included in revenue split	--
Aggregate fees/compensation for securities lending activities and related services	$22,258
Net income from securities lending activities	$36,649

ITEM 20.	PORTFOLIO MANAGERS.

PORTFOLIO MANAGEMENT

Portfolio Ownership of Portfolio Managers

The following table shows the dollar range of interests or shares, as applicable, owned beneficially and of record by the portfolio management team for the Portfolio as well as in all DWS funds as a group, including investments by their immediate family members sharing the same household and amounts invested through retirement and deferred compensation plans.

Name of Portfolio Manager	Dollar Range of Portfolio Interests Owned	Dollar Range of All DWS Fund Shares Owned
Brent Reeder	$0	N/A

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Conflicts of Interest

In addition to managing the assets of the Portfolio, the portfolio manager may have responsibility for managing other client accounts. NTI’s portfolio managers are often responsible for managing one or more funds, as well as other accounts, including separate accounts and other pooled investment vehicles. A portfolio manager may manage a separate account or other pooled investment vehicle that may have a materially higher or lower fee arrangement. The side-by-side management of these accounts may raise potential conflicts of interest relating to cross trading, the allocation of investment opportunities and the aggregation and allocation of trades. In addition, while portfolio managers generally only manage accounts with similar investment strategies, it is possible that due to varying investment restrictions among accounts that certain investments are made for some accounts and not others or conflicting investment positions are taken among accounts. The portfolio managers have a fiduciary responsibility to manage all client accounts in a fair and equitable manner. NTI seeks to provide best execution of all securities transactions and aggregate and then allocate securities to client accounts in a fair and timely manner. To this end, NTI has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management. In addition, NTI has adopted policies limiting the circumstances under which cross-trades may be effected. NTI conducts periodic reviews of trades for consistency with these policies.

In addition to the accounts noted below, an investment professional may manage accounts in a personal capacity that may include holdings that are similar to, or the same as, those of the Portfolio. NTI has in place a Code of Ethics that is designed to address conflicts of interest and that, among other things, imposes restrictions on the ability of portfolio managers and other “access persons” to invest in securities that may be recommended or traded in the Portfolio and other client accounts.

The table below shows the number and asset size of: (1) SEC registered investment companies (or series thereof) other than the Portfolio, (2) pooled investment vehicles that are not registered investment companies and (3) other accounts (e.g., accounts managed for individuals or organizations) managed by Brent Reeder, the portfolio manager. Total assets attributed to the portfolio manager in the table below include total assets of each account managed, although the portfolio manager may only manage a portion of such account’s assets. For a fund subadvised by subadvisors unaffiliated with the Advisor, total assets of funds managed may only include assets allocated to the portfolio manager and not the total assets of a fund managed. The tables also show the number of performance-based fee accounts, as well as the total assets of the accounts for which the advisory fee is based on the performance of the account. This information is provided as of the Portfolio’s most recent fiscal year end.

Type of Account	Number	Total Assets	Number with Performance-Based Fee	Total Assets of Performance-Based Fee Accounts
Other SEC Registered Investment Companies	41	$41,784,360,789	0	$0
Other Pooled Investment Vehicles	63	$246,942,304,069	0	$0
Other Accounts	83	$55,465,087,584	0	$0

Compensation by NTI

Compensation for the index portfolio managers is based on the competitive marketplace and consists of a fixed base salary plus a variable annual cash incentive award. In addition, non-cash incentives, such as stock options or restricted stock of Northern Trust Corporation, may be awarded from time to time. The annual incentive award is discretionary and is based on a quantitative and qualitative evaluation of each portfolio manager’s investment performance and contribution to his or her respective team plus the financial performance of the investment business unit and Northern Trust

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Corporation as a whole. The annual incentive award is not based on the amount of assets held in a fund. Moreover, no material differences exist between the compensation structure for mutual fund accounts and other types of accounts.

ITEM 21.	BROKERAGE ALLOCATION AND OTHER PRACTICES.

PORTFOLIO TRANSACTIONS

The Advisor is generally responsible for placing orders for the purchase and sale of portfolio securities, including the allocation of brokerage. The Advisor may delegate trade execution, trade matching and settlement services to DWS’s branch offices or affiliates located in the US or outside the US. With respect to the Portfolio, references in this section to the “Advisor” should be read to mean NTI, except as noted below.

The policy of the Advisor in placing orders for the purchase and sale of securities for a fund is to seek best execution, taking into account such factors, among others, as price; commission (where applicable); the broker-dealer’s ability to ensure that securities will be delivered on settlement date; the willingness of the broker-dealer to commit its capital and purchase a thinly traded security for its own inventory; whether the broker-dealer specializes in block orders or large program trades; the broker-dealer’s knowledge of the market and the security; the broker-dealer’s ability to maintain confidentiality; the broker-dealer’s ability to provide access to new issues; the broker-dealer’s ability to provide support when placing a difficult trade; the financial condition of the broker-dealer; and whether the broker-dealer has the infrastructure and operational capabilities to execute and settle the trade. The Advisor seeks to evaluate the overall reasonableness of brokerage commissions with commissions charged on comparable transactions and compares the brokerage commissions (if any) paid by the funds to reported commissions paid by others. The Advisor routinely reviews commission rates, execution and settlement services performed and makes internal and external comparisons.

Commission rates on transactions in equity securities on US securities exchanges are subject to negotiation. Commission rates on transactions in equity securities on foreign securities exchanges are generally fixed. Purchases and sales of fixed-income securities and certain over-the-counter securities are effected on a net basis, without the payment of brokerage commissions. Transactions in fixed income and certain over-the-counter securities are generally placed by the Advisor with the principal market makers for these securities unless the Advisor reasonably believes more favorable results are available elsewhere. Transactions with dealers serving as market makers reflect the spread between the bid and asked prices. Purchases of underwritten issues will include an underwriting fee paid to the underwriter. Money market instruments are normally purchased in principal transactions directly from the issuer or from an under-writer or market maker.

It is likely that the broker-dealers selected based on the considerations described in this section will include firms that also sell shares of the funds to their customers. However, the Advisor does not consider sales of shares of the funds as a factor in the selection of broker-dealers to execute portfolio transactions for the funds and, accordingly, has implemented policies and procedures reasonably designed to prevent its traders from considering sales of shares of the funds as a factor in the selection of broker-dealers to execute portfolio transactions for the funds.

The Advisor is permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), when placing portfolio transactions for a fund, to cause a fund to pay brokerage commissions in excess of that which another broker-dealer might charge for executing the same transaction in order to obtain research and brokerage services if the Advisor determines that such commissions are reasonable in relation to the overall services provided. The Advisor may from time to time, in reliance on Section 28(e) of the 1934 Act, execute portfolio transactions with broker-dealers that provide research and brokerage services to the Advisor. Consistent with the Advisor’s policy regarding best execution, where more than one broker is believed to be capable of providing best execution for a particular trade, the Advisor may take into consideration the receipt of research and brokerage services in selecting the broker-dealer to execute the trade. Although certain research

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and brokerage services from broker-dealers may be useful to a fund and to the Advisor, it is the opinion of the Advisor that such information only supplements its own research effort since the information must still be analyzed, weighed and reviewed by the Advisor’s staff. To the extent that research and brokerage services of value are received by the Advisor, the Advisor may avoid expenses that it might otherwise incur. Research and brokerage services received from a broker-dealer may be useful to the Advisor and its affiliates in providing investment management services to all or some of its clients, which includes a fund. Services received from broker-dealers that executed securities transactions for a fund will not necessarily be used by the Advisor specifically to service that fund.

Research and brokerage services provided by broker-dealers may include, but are not limited to, information on the economy, industries, groups of securities, individual companies, statistical information, accounting and tax law interpretations, political developments, legal developments affecting portfolio securities, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance analysis and measurement and analysis of corporate responsibility issues. Research and brokerage services are typically received in the form of written or electronic reports, access to specialized financial publications, telephone contacts and personal meetings with security analysts, but may also be provided in the form of access to various computer software and meetings arranged with corporate and industry representatives.

The Advisor may also select broker-dealers and obtain from them research and brokerage services that are used in connection with executing trades provided that such services are consistent with interpretations under Section 28(e) of the 1934 Act. Typically, these services take the form of computer software and/or electronic communication services used by the Advisor to facilitate trading activity with those broker-dealers.

Research and brokerage services may include products obtained from third parties if the Advisor determines that such product or service constitutes brokerage and research as defined in Section 28(e) and interpretations thereunder. Provided a subadvisor is acting in accordance with any instructions and directions of the Advisor or the Board, the subadvisor is authorized to pay to a broker or dealer who provides third party brokerage and research services a commission for executing a portfolio transaction for a fund in excess of what another broker or dealer may charge, if the subadvisor determines in good faith that such commission was reasonable in relation to the value of the third party brokerage and research services provided by such broker or dealer.

The Advisor may use brokerage commissions to obtain certain brokerage products or services that have a mixed use (i.e., it also serves a function that does not relate to the investment decision-making process). In those circumstances, the Advisor will make a good faith judgment to evaluate the various benefits and uses to which it intends to put the mixed use product or service and will pay for that portion of the mixed use product or service that it reasonably believes does not constitute research and brokerage services with its own resources.

The Advisor will monitor regulatory developments and market practice in the use of client commissions to obtain research and brokerage services and may adjust its portfolio transactions policies in response thereto.

Due to European regulatory changes affecting the Advisor and certain of its affiliates, beginning in January 2018, funds (or portions thereof) subadvised by the Advisor’s European affiliates will no longer participate in the client commission arrangements described above with respect to obtaining research services. For those funds (or relevant portions thereof), the Advisor or its affiliates will pay for research services previously obtained through use of client commissions from their own assets. The Advisor and its affiliates have put into place procedures to ensure that all funds managed by the Advisor or its affiliates pay only their proportionate share of the cost of research services, as appropriate. The subadvisory agreements for the relevant funds have been modified to reflect the recent European regulatory changes.

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Investment decisions for a fund and for other investment accounts managed by the Advisor are made independently of each other in light of differing conditions. However, the same investment decision may be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. To the extent permitted by law, the Advisor may aggregate the securities to be sold or purchased for a fund with those to be sold or purchased for other accounts in executing transactions. The Advisor has adopted policies and procedures that are reasonably designed to ensure that when the Advisor aggregates securities purchased or sold on behalf of accounts, the securities are allocated among the participating accounts in a manner that the Advisor believes to be fair and equitable. The Advisor may make allocations among accounts based upon a number of factors that may include, but not limited to, investment objectives and guidelines, risk tolerance, availability of other investment opportunities and available cash for investment. With respect to limited opportunities or initial public offerings, the Advisor may make allocations among accounts on a pro-rata basis with consideration given to suitability. While in some cases this practice could have a detrimental effect on the price paid or received by, or on the size of the position obtained or disposed of for, a fund, in other cases it is believed that the ability to engage in volume transactions will be beneficial to a fund.

The Advisor and its affiliates and each fund’s management team manage other mutual funds and separate accounts, some of which use short sales of securities as a part of its investment strategy. The simultaneous management of long and short portfolios creates potential conflicts of interest including the risk that short sale activity could adversely affect the market value of the long positions (and vice versa), the risk arising from sequential orders in long and short positions, and the risks associated with receiving opposing orders at the same time. The Advisor has adopted procedures that it believes are reasonably designed to mitigate these potential conflicts of interest. Incorporated in the procedures are specific guidelines developed to ensure fair and equitable treatment for all clients. The Advisor and the investment team have established monitoring procedures and a protocol for supervisory reviews, as well as compliance oversight to ensure that potential conflicts of interest relating to this type of activity are properly addressed.

The Advisor may provide model portfolio recommendations for a variety of investment styles. Model portfolios may relate to the same investment strategies that are also offered or utilized through the Advisor’s discretionary accounts, including the DWS funds. The Advisor typically provides model portfolio recommendations to model portfolio programs on a non-discretionary basis; i.e., the Advisor provides its model portfolio recommendations to third party model portfolio program sponsors (“Sponsors”) who then execute securities transactions on behalf of their program clients. Model portfolio related trading activity by Sponsors on behalf of their clients could potentially result in the Advisor’s discretionary clients, including the DWS funds, receiving prices that are less favorable than prices that might otherwise have been obtained absent the Sponsors’ trading activity, particularly for orders that are large in relation to a security’s average daily trading volume. The Advisor intends to take reasonable steps to minimize the market impact on discretionary client accounts of orders associated with model portfolio recommendations provided to Sponsors.

Deutsche Bank AG or one of its affiliates (or in the case of a subadvisor, the subadvisor or one of its affiliates) may act as a broker for the funds and receive brokerage commissions or other transaction-related compensation from the funds in the purchase and sale of securities, options or futures contracts when, in the judgment of the Advisor, and in accordance with procedures approved by the Board, the affiliated broker will be able to obtain a price and execution at least as favorable as those obtained from other qualified brokers and if, in the transaction, the affiliated broker charges the funds a rate consistent with that charged to comparable unaffiliated customers in similar transactions.

BROKERAGE COMMISSIONS

The amount of brokerage commissions paid by the Portfolio may change from year to year because of, among other things, changing asset levels, shareholder activity and/or portfolio turnover.

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Brokerage Commissions

Portfolio	Fiscal Year	Brokerage Commissions Paid by Portfolio
Deutsche DWS Equity 500 Index Portfolio	2017	$49,749
	2016	$40,186
	2015	$23,862

Brokerage Commissions Paid to Affiliated Brokers

Portfolio	Fiscal Year	Name of Affiliated Broker	Affiliation	Aggregate Brokerage Commissions Paid by Portfolio to Affiliated Brokers	% of the Total Brokerage Commissions	Brokerage % of the Aggregate Dollar Value of All Portfolio Transactions
Deutsche DWS Equity 500 Index Portfolio	2017	None	—	None	—	—
	2016	None	—	None	—	—
	2015	None	—	None	—	—

Listed below are the regular brokers or dealers (as such term is defined in the 1940 Act) of the Portfolio whose securities the Portfolio held as of the end of its most recent fiscal year and the dollar value of such securities.

Name of Regular Broker or Dealer or Parent (Issuer)	Securities of Regular Broker Dealers
Goldman Sachs	$6,852,000
Bank of America Corp.	$21,956,000
Citigroup	$15,085,000
Chase Securities Inc.	$28,452,000
Morgan Stanley	$5,601,000

Transactions for Research Services

For the most recent fiscal year, the Portfolio allocated the following amount of transactions, and related commissions, to broker-dealer firms that have been deemed by the Advisor to provide research services. The provision of research services was not necessarily a factor in the placement of business with such firms.

Portfolio	Amount of Transactions with Research Firms	Commissions Paid on Transactions with Research Firms
Deutsche DWS Equity 500 Index Portfolio	$0	$0

ITEM 22.	CAPITAL STOCK AND OTHER SECURITIES.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio’s net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred.

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Each investor is entitled to a vote in proportion to the amount of its beneficial interest in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio’s Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio’s Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the affirmative vote of the holders of not less than two-thirds of the beneficial interests of the Trust. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the affirmative vote of the holders of not less than two-thirds of the beneficial interests of the Trust, or (ii) by the Trustees of the Portfolio by written notice to its investors.

Investors in the Portfolio will be held personally liable (on a joint and several basis) for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents, covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 23.	PURCHASE, REDEMPTION AND PRICING OF SHARES.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended. See Item 11 “Shareholder Information” in Part A of this Registration Statement.

ITEM 24.	TAXATION OF THE PORTFOLIO.

TAXES

The following is intended to be a general summary of certain US federal income tax consequences of investing in the Portfolio. It is not intended as a complete discussion of all such consequences, nor does it purport to deal with all categories of investors, some of which may be subject to special tax rules. Current and prospective investors are therefore advised to consult with their tax advisors before making an investment in the Portfolio. The Portfolio's investors are expected to be principally regulated investment companies. The summary below does not address tax consequences to shareholders of those regulated investment companies. Shareholders of those regulated investment companies should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them. The summary below is based on the laws in effect on the date of this Registration Statement and on existing judicial and administrative interpretations thereof, all of which are subject to change, possibly with retroactive effect.

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Federal Income Tax Treatment of the Portfolio. It is intended that the Portfolio operate and be treated as a partnership for US federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” (as defined in Section 7704 of the Code) taxable as a corporation. As a result, the Portfolio generally is not expected to be subject to US federal income tax. Nonetheless, it will file appropriate information returns with the Internal Revenue Service (“IRS”) annually as described below in “Federal Income Taxation of Investors.”

Federal Income Taxation of Investors. Each investor in the Portfolio is required to take into account in determining its US federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Portfolio and Subchapter K of the Code, related Treasury regulations promulgated thereunder, and other applicable authority) of the Portfolio’s income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio.

The Portfolio may modify its partner allocations to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 706, 708, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor receiving more or less items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.

The amount of tax due, if any, with respect to gains and income of the Portfolio is determined separately for each investor. The Portfolio will be required to file an information return on IRS Form 1065 and, following the close of the Portfolio’s taxable year, to provide each investor with a Schedule K-l indicating the investor’s allocable share of the Portfolio’s income, gains, losses, deductions, credits, and items of tax preference. Each investor, however, is responsible for keeping its own records for determining its tax basis in its Portfolio interests and calculating and reporting any gain or loss resulting from a Portfolio distribution or redemption or other disposition of Portfolio interests.

Investors who contribute assets in kind to the Portfolio in exchange for Portfolio interests (to the extent such investors do not recognize gains at the time of the contribution) generally will, at the time of disposition by the Portfolio of the investors’ contributed assets, be specially allocated gains or losses from such assets up to the amount of built-in gain or built-in loss, respectively, at the time of contribution. There are circumstances in which investors who contribute appreciated assets to the Portfolio in kind could recognize income up to the built-in gain in such assets at the time of contribution even in advance of a disposition of such assets. The IRS may successfully challenge any of the Portfolio’s allocations, elections or determinations, in which case an investor may be allocated more or less of any tax item.

Distributions and adjusted basis. In general, an investor’s adjusted basis in its interest in the Portfolio will initially equal the amount of cash and the adjusted basis in other property, if any, the investor has contributed for the interest and will be increased by the investor’s proportionate share of Portfolio income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Portfolio to the investor and such investor’s distributive share of certain Portfolio expenses and losses. In addition, (1) an investor’s basis includes the investor’s share of the Portfolio’s liabilities, and (2) decreases in the investor’s share of liabilities are treated as cash distributions.

In general, an investor that receives cash in connection with the investor’s complete withdrawal from the Portfolio will recognize capital gain or loss to the extent of the difference between the proceeds received by such investor and such investor’s adjusted tax basis in its Portfolio interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the Portfolio generally will be short-term or long-term capital gain or loss depending on the investor’s holding period for its interests in the Portfolio, except that an investor generally will

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recognize ordinary income (regardless of whether there would be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the investor receives a cash distribution for the investor’s allocable share of (i) previously untaxed “unrealized receivables” (including any accrued but untaxed market discount) and (ii) substantially appreciated inventory, if any. An investor’s receipt of a non-liquidating cash distribution from the Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such investor’s adjusted basis in its Portfolio interest before the distribution. If an investor acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the investor’s interest generally will have a divided holding period, which could cause the investor to recognize more or less short-term and long-term capital gain or loss than it would have with a single holding period.

An investor generally will not recognize gain or loss on an in-kind distribution of property from the Portfolio. If the distribution does not represent a complete liquidation of the investor’s Portfolio interest, the investor’s basis in the distributed property generally will equal the Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in its Portfolio interest before the distribution. If the distribution is made in complete liquidation of the investor’s Portfolio interest, the investor generally will take the assets with a tax basis equal to its adjusted tax basis in its Portfolio interest. Special rules apply to the distribution of property to an investor who contributed other property to the Portfolio and to the distribution of such contributed property to another investor. The federal income tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner’s adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code. It is intended that the Portfolio be operated so as to qualify as an “investment partnership,” although there can be no assurance that it will so qualify. If the Portfolio qualifies as an investment partnership, each investor should qualify as an “eligible partner,” provided that such investor contributes only cash and certain other liquid property to the Portfolio.

An investor cannot deduct losses from the Portfolio in an amount greater than such investor’s adjusted tax basis in its Portfolio interest as of the end of the Portfolio’s tax year. An investor may be able to deduct such excess losses in subsequent tax years to the extent that the investor’s adjusted tax basis for its interest exceeds zero in such years. Certain other limitations on the deductibility of Portfolio losses and certain expenses can also apply. For instance, Section 163(d) of the Code imposes limitations on the deductibility of investment interest by non-corporate taxpayers. Investment interest is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income (i.e., investment income less investment expenses). Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of the Portfolio is expected to be treated as arising from property held for investment, any interest expense incurred by a non-corporate investor to purchase or carry its interest in the Portfolio and its allocable share of interest expense incurred by the Portfolio may be subject to the investment interest limitations.

In addition, depending on the nature of its activities, the Portfolio may be deemed to be either an investor or trader in securities, or both if the Portfolio engages in multiple activities. If the Portfolio is deemed to be an investor, certain Portfolio fees and expenses (including, without limitation, the management fees) will be treated as miscellaneous itemized deductions of the Portfolio for US federal income tax purposes. An individual taxpayer and certain trusts or estates that hold interests in the Portfolio (directly or through certain pass-through entities, including a partnership, a non-publicly offered regulated investment company, a Subchapter S corporation, or a grantor trust) may not deduct such fees and expenses for taxable years beginning after December 31, 2017 and before January 1, 2026 and may deduct such fees and expenses in a taxable year beginning on or after January 1, 2026 only to the extent they exceed 2% of the taxpayer’s adjusted gross income, but only if the investor itemizes deductions. In addition, in the case of individuals whose adjusted gross

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income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for the taxable years beginning on or after January 1, 2026 will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (this limitation being applied after giving effect to the 2% floor described above and any other applicable limitations).

Federal Income Taxation of Portfolio Income. The Portfolio’s income and gains, if any, may consist of ordinary income, short-term capital gains, and/or long-term capital gains. Additionally, certain gains may be treated as ordinary income under one or more special tax rules. Accordingly, it is not clear what portion of the Portfolio’s income will consist of long-term capital gains, which are taxable to individuals and other non-corporate investors at reduced rates, or qualified dividend income, which is taxable to individuals and other non-corporate investors at long-term capital gains rates instead of ordinary income rates. Further, some or all of the taxable losses (if any) realized by the Portfolio in a taxable year may consist of long-term or short-term capital losses, the deductibility of which is subject to certain limitations.

Dividends received by the Portfolio from domestic corporations and certain foreign corporations will be “qualified dividend income,” taxed in the hands of individuals and other non-corporate taxpayers at the rates applicable to long-term capital gain, provided holding period and other requirements are met with respect to the underlying securities generating such dividend income. A dividend will not be treated as qualified dividend income by the Portfolio or its investors (1) if the dividend is received with respect to any share of stock held by the Portfolio for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company or surrogate foreign corporation that is not treated as a domestic corporation under Section 7874 of the Code. For purposes of determining the holding period for stock on which a dividend is received, such holding period is reduced for any period the recipient has an option to sell, is under a contractual obligation to sell or has made (and not closed) a short sale of substantially identical stock or securities, and in certain other circumstances. In addition, qualified dividend income does not include any dividends received from tax-exempt corporations or interest from fixed income securities. Also, dividend distributions received by the Portfolio from a real estate investment trust (“REIT”) or a regulated investment company are generally qualified dividend income only to the extent the dividend distributions are made out of qualified dividend income received by such REIT or regulated investment company.

Net investment income will qualify for the 50% dividends-received deduction generally available to corporations to the extent of qualifying dividends received by the Portfolio from domestic corporations for the taxable year. A dividend received by the Portfolio will not be treated as a dividend eligible for the dividends-received deduction (i) if it has been received with respect to any share of stock that the Portfolio has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (ii) to the extent that the recipient is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends received deduction may otherwise be disallowed or reduced by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed stock (generally, stock acquired with borrowed funds)). Distributions from REITs do not

43

qualify for the deduction for dividends received. Dividend distributions from regulated investment companies are generally eligible for the deduction for dividends received only to the extent the dividend distributions are made out of qualifying dividend income received by the regulated investment companies.

Income received by the Portfolio in lieu of dividends with respect to (i) securities on loan pursuant to a securities lending transaction or (ii) dividend income received by the Portfolio on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for US federal income tax purposes as a loan by the Portfolio, will not constitute qualified dividend income to individual and other non-corporate shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.

Special federal income tax provisions that apply to certain investments. Certain of the Portfolio’s investment practices are subject to special and complex federal income tax provisions, including rules relating to short sales, constructive sales, “straddle” and “wash sale” transactions and mark-to-market rules, that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss, (iv) cause the recognition of income or gain without a corresponding receipt of cash and/or (v) adversely alter the characterization of certain Portfolio investments. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Portfolio.

Certain debt obligations. The Portfolio’s investment in debt obligations that are issued with original issue discount (OID) or acquired with market discount or acquisition discount will be subject to special federal income tax rules. Pursuant to these special rules, the Portfolio may be required to include any such OID or discount generated on these securities in its taxable income, and allocate that income to its investors, over the term of the securities, even though payment of those amounts are not received until a later time, upon partial or full repayment or disposition of the debt securities. These investments may also affect the character of income recognized by the Portfolio and allocated to its investors.

Derivatives. A Portfolio’s transactions in foreign currencies, derivative instruments (e.g., forward contracts, swap agreements, options and futures contracts (including options and futures contracts on foreign currencies)), as well as any of its other hedging, short sale or similar transactions, may be subject to special provisions of the Code (including provisions relating to “hedging transactions” and “straddles”) that, among other things, may affect the character of gains or losses (i.e., may affect whether gains or losses are ordinary or capital), accelerate recognition of income and defer losses. These rules could therefore affect the amount, timing and/or character of income, gains, losses and other tax items that are allocable to investors and could cause investors to be taxed on amounts not representing economic income of the Portfolio.

Because federal income tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may cause changes in an investor's allocation of any tax item, possibly for prior years.

REITs. The Portfolio’s investments in equity securities of REITs may result in the Portfolio’s receipt of cash in excess of the REIT’s earnings, with this excess constituting a return of capital to investors. In addition, such investments in REIT equity securities also may require investors to accrue income not yet distributed by the REIT. Dividends received by the Portfolio from a REIT will not qualify for the corporate dividends-received deduction and generally will not constitute qualified dividend income.

Under a notice issued by the IRS in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Portfolio’s income from a REIT (or other pass-through

44

entity) that is attributable to a residual interest in a real estate mortgage investment conduit (REMIC) (including a residual interest in a collateralized mortgage obligation (CMO) for which an election to be treated as a REMIC is in effect) or an equity interest in a taxable mortgage pool (TMP) (referred to in the Code as an “excess inclusion”) will be subject to federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a partnership will be allocated to investors in the partnership consistent with their allocation of other items of income, with the same consequences as if the investors held the related REMIC or TMP interest directly.

In general, excess inclusion income allocated to investors (i) may constitute “unrelated business taxable income” (UBTI) for those entities who would otherwise be exempt from federal income tax, such as individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities, that invest in a regulated investment company to which the Portfolio allocates excess inclusion income, thereby potentially requiring an entity that otherwise might not be required to file a federal income tax return, to file a tax return and pay tax on such income, (ii) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), and (iii) will not be eligible for reduced US withholding tax rates for non-US investors (including non-US investors eligible for the benefits of a US income tax treaty) that invest in a regulated investment company to which the Portfolio allocates excess inclusion income.

Foreign investments. The Portfolio may make investments that subject the Portfolio and/or investors directly or indirectly to taxation and/or tax filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest, and capital gains. In particular, the Portfolio’s foreign investments may cause some of the income or gains of the Portfolio to be subject to withholding or other taxes of foreign jurisdictions, and could result in taxation on net income attributed to the jurisdiction if the Portfolio were considered to be conducting a trade or business in the applicable country through a permanent establishment or otherwise. Such foreign taxes and/or tax filing obligations may be reduced or eliminated by applicable income tax treaties, although investors should be aware that the Portfolio may not be entitled to claim reduced withholding rates on foreign taxes or may choose not to assert any such claim. The tax consequences to investors may depend in part on the direct and indirect activities and investments of the Portfolio. Accordingly, the Portfolio will be limited in its ability to avoid adverse foreign tax consequences resulting from the Portfolio’s underlying investments. Furthermore, some investors may not be eligible for certain or any treaty benefits. Subject to applicable limitations, an investor that is a regulated investment company for US federal income tax purposes may be entitled to elect to permit its shareholders to claim, for US federal income tax purposes, a credit or deduction for its allocable share of any foreign tax incurred by the Portfolio, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations.

The Portfolio’s transactions in foreign currencies, foreign-currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Portfolio accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such income or pays such liabilities are generally treated as and allocated to investors as ordinary income or ordinary loss. In general, gains (and losses) realized on debt instruments will be treated as Section 988 gain (or loss) to the extent attributable to changes in exchange rates between the US dollar and the currencies in which the instruments are denominated. Similarly, gains or losses on foreign currency, foreign currency forward contracts and certain foreign currency options or futures contracts, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as and allocated to investors as ordinary income or loss unless the Portfolio elects otherwise.

Regulated investment company investors. It is intended that the Portfolio’s assets and income will be managed in such a way that an investor in the Portfolio will be able to satisfy the diversification

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and income requirements of Subchapter M of the Code for qualification as a regulated investment company, assuming that the investor has invested all or substantially all of its assets in the Portfolio.

Because the Portfolio is not required to make distributions to its investors each year, the income recognized by a regulated investment company in respect of its investment in the Portfolio could exceed amounts distributed by the Portfolio to the regulated investment company in a particular year. In addition, this situation can be exacerbated by certain of the Portfolio's investments, which, as described earlier, can give rise to “phantom” (noncash) income or otherwise cause timing differences between income recognition for federal income tax purposes and actual receipt of cash by the Portfolio on the investments. Accordingly, investors that intend to meet the 90% distribution requirement for treatment as a regulated investment company could be required to redeem a portion of their interests in the Portfolio in order to obtain sufficient cash to satisfy the annual 90% distribution requirement with respect to such income and to otherwise avoid entity-level US federal income and excise taxes. The Portfolio, in turn, may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so.

Investor Reporting Obligations With Respect to Foreign Banks and Financial Accounts

Investors that are US persons and own, directly or indirectly, more than 50% of the Portfolio could be required to report annually their “financial interest” in the Portfolio’s “foreign financial accounts,” if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts.

FATCA

Sections 1471-1474 of the Code and the US Treasury regulations and IRS guidance issued thereunder (collectively the “Foreign Account Tax Compliance Act” or “FATCA”) generally require the Portfolio to obtain information sufficient to identify the status of each of its investors. If an investor fails to provide this information or otherwise fails to comply with FATCA, the Portfolio may be required to withhold under FATCA at a rate of 30% with respect to that investor on certain US source payments, such as interest, dividends, and certain other amounts, including any gross proceeds realized upon the sale or other disposition of any property that can produce US source interest or dividends. The Portfolio may disclose the information that it receives from (or concerning) its investors to the IRS, non- US taxing authorities or other parties as necessary to comply with FATCA, related intergovernmental agreements or other applicable law or regulation. Each investor is urged to consult its tax advisor regarding the applicability of FATCA and any other reporting requirements with respect to the investor’s own situation, including investments through an intermediary.

Backup Withholding

The Portfolio may be required to withhold US federal income tax on distributions and redemption proceeds payable to investors who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, who have underreported dividend or interest income, or who have been notified (or when the Portfolio is notified) by the IRS that they are subject to backup withholding. The backup withholding tax rate is currently 24%. Corporate investors and certain other investors specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the investor’s US federal income tax liability.

Audits and Adjustments to Tax Liability

The Portfolio’s tax returns are subject to review by the IRS and other taxing authorities. If the Portfolio were audited and the IRS or another taxing authority were successful in adjusting items of income, gain, loss or deduction, then subject to the Revised Audit Provisions discussed below, such adjustments could change the income tax liabilities of investors in the Portfolio and might require investors to file amended tax returns, which could result in an investor owing additional taxes, penalties and interest and in an audit of the investor’s own tax return.

For taxable years beginning on or after January 1, 2018, the federal income tax audit procedures that apply to partnerships, such as the Portfolio, changed. Under these new rules (the “Revised Audit

46

Provisions”), any adjustments to the Portfolio’s tax items (including any investor’s share thereof) would be determined in a proceeding at the Portfolio level. Any resulting underpayment of taxes (including interest and penalties) generally would be assessed against the Portfolio itself, notwithstanding that the Portfolio is not otherwise subject to federal income tax. As a result, such additional income tax assessment would be borne by the investors that own an interest in the Portfolio at the time of such assessment, which may be different persons, or persons with different ownership percentages, than the persons owning interests for the tax year at issue.

Under the Revised Audit Provisions, certain elections may be available to mitigate the impact of these adjustments on the Portfolio, including an election to “pass through” the adjustments to investors. If such an election were made, each person who was an investor in the year subject to audit would be responsible for any additional taxes, interest and penalties on its share of the adjustment.

US Tax Shelter Rules

The Portfolio may engage in transactions or make investments that would subject the Portfolio, its investors, and/or its “material advisors,” as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by the Portfolio or investments in the Portfolio to be reported and/or otherwise disclosed to the IRS, including to the IRS’s Office of Tax Shelter Analysis (the “Tax Shelter Rules”). A transaction may be subject to reporting or disclosure if it is described in any of several categories of “reportable transactions” in Treas. Reg. Sec. 1.6011-4(b), which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality. Although the Portfolio does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Portfolio will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in the Portfolio if the investor (or the Portfolio in certain cases) participates in a reportable transaction.

Investors should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in the Portfolio and participation in the Portfolio’s income, gain, loss, deduction, or credit with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, the Portfolio may provide to its material advisors identifying information about the Portfolio’s investors and their participation in the Portfolio and the Portfolio’s income, gain, loss, deduction, or credit from those transactions or investments, and the Portfolio or its material advisors may disclose this information to the IRS upon its request. Significant penalties may apply for failure to comply with these rules.

Under US federal tax law, if the Portfolio (or any fund in which the Portfolio directly or indirectly invests) engages in certain tax shelter transactions, a tax-exempt investor could be subject to an excise tax equal to the highest corporate tax rate times the greater of (i) the investor’s net income from the transactions or (ii) 75% of the proceeds attributable to the investor from the transactions. If such a tax-exempt investor knew or had reason to know that a transaction was a prohibited tax shelter transaction, a substantially higher excise tax could be applicable. In addition, such tax-exempt investors could be subject to certain disclosure requirements, and penalties could apply if such tax-exempt investors do not comply with such disclosure requirements. There can be no assurance that the Portfolio (or any fund in which the Portfolio directly or indirectly invests) will not engage or be deemed to engage in prohibited tax shelter transactions. The excise tax does not apply to tax-exempt investors that are pension plans, although certain penalties applicable to “entity managers” (as defined in Section 4965(d) of the Code) might still apply. Tax-exempt investors should consult their own tax advisors regarding these provisions.

In certain circumstances, the Portfolio and/or the Portfolio’s tax advisor may make special disclosures to the IRS of certain positions taken by the Portfolio.

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Non-Income, State, Local, and Foreign Taxes

The foregoing discussion does not address the US federal alternative minimum tax, or US federal non-income, state, local, or foreign tax, consequences of an investment in the Portfolio. It is possible that the Portfolio’s activities might generate tax return filing, reporting, or tax payment obligations in US states or local or foreign jurisdictions. Prospective investors should consult their own tax advisors regarding US federal non-income, state, local, and foreign tax matters.

The foregoing is only a summary of certain material US federal income tax consequences affecting the Portfolio and its investors. Current and prospective investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.

In particular, the Portfolio's investors are expected to be principally entities that intend to qualify for the special tax treatment accorded regulated investment companies under Subchapter M of the Code. The foregoing discussion does not address all of the special tax considerations applicable to those investors. Further, the summary above does not address tax consequences to shareholders of those regulated investment companies. Shareholders of those regulated investment companies should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them. Potential investors that do not qualify or do not intend to qualify as regulated investment companies are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.

ITEM 25.	UNDERWRITERS.

The exclusive placement agent for the Portfolio is DDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 26.	CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 27.	FINANCIAL STATEMENTS.

The financial statements for the Portfolio, together with the report of the Independent Registered Public Accounting Firm, financial highlights and notes to financial statements in the Annual Report to Shareholders of Deutsche Institutional Funds (renamed Deutsche DWS Institutional Funds effective July 2, 2018) — Deutsche Equity 500 Index Fund (Class R6, Institutional Class and Class S) (renamed DWS Equity 500 Index Fund effective July 2, 2018), dated December 31, 2017, are incorporated herein by reference and are hereby deemed to be a part of this Part B. A copy of the Annual Report may be obtained without charge by calling the Portfolio at (800) 728-3337.

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Deutsche DWS Equity 500 Index Portfolio (formerly Deutsche Equity 500 Index Portfolio) (the “Portfolio”)

PART C — OTHER INFORMATION

Responses to Items 28(e), (i), (j) and (k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 28.	EXHIBITS.

(a)	(1)	Declaration of Trust dated December 11, 1991. (Incorporated by reference to Amendment No. 4 to the Registration Statement, as filed on April 26, 1996.)

	(2)	Amendment No. 1 to Declaration of Trust dated June 23, 1992. (Incorporated by reference to Amendment No. 4 to the Registration Statement, as filed on April 26, 1996.)

	(3)	Certificate of Amendment to the Declaration of Trust, dated May 16, 2003. (Incorporated by reference to Amendment No. 14 to the Registration Statement, as filed on May 1, 2004.)

	(4)	Certificate of Amendment to the Declaration of Trust, dated February 6, 2006. (Incorporated by reference to Amendment No. 17 to the Registration Statement, as filed on April 28, 2006.)

	(5)	Certificate of Amendment to the Declaration of Trust, dated August 11, 2014. (Incorporated by reference to Amendment No. 28 to the Registration Statement, as filed on May 1, 2015.)

	(6)	Certificate of Amendment to the Declaration of Trust, dated May 16, 2018. (Filed herein.)

(b)	(1)	By-Laws dated December 11, 1991. (Incorporated by reference to Amendment No. 4 to the Registration Statement, as filed on April 26, 1996.)

	(2)	Amendment to By-Laws dated September 30, 2005. (Incorporated by reference to Amendment No. 28 to the Registration Statement, as filed on May 1, 2015.)

	(3)	Amendment to By-Laws, dated April 1, 2011. (Incorporated by reference to Amendment No. 22 to the Registration Statement, as filed on April 29, 2011.)

(c)		Instruments defining the rights of shareholders, including the relevant portions of the Declaration of Trust, dated December 11, 1991, as amended through May 16, 2018 (see Section 9), and the By-Laws, dated December 11, 1991, as amended through April 1, 2011 (see Article #1). (Incorporated by reference as to exhibits (a)(1) through (a)(6) and (b)(1) through (b)(3) to this Registration Statement.)

(d)	(1)	Amended and Restated Investment Management Agreement between the Registrant and Deutsche Investment Management Americas Inc. (now known as DWS Investment Management Americas, Inc.) dated June 1, 2006 and revised as of January 1, 2007. (Incorporated by reference to Amendment No. 18 to the Registration Statement, as filed on May 1, 2007.)

	(2)	Investment Sub-Advisory Agreement (as revised) between Deutsche Investment Management Americas Inc. (now known as DWS Investment Management Americas, Inc.) and Northern Trust Investments, N.A. (now known as Northern Trust Investments, Inc.) dated April 25, 2003 and revised as of January 1, 2007. (Incorporated by reference to Amendment No. 20 to the Registration Statement, as filed on April 30, 2009.)

(f)		Not applicable.

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(g)	(1)	Master Custodian Agreement between the Registrant and State Street Bank and Trust Company dated November 17, 2008. (Incorporated by reference to Amendment No. 19 to the Registration Statement, as filed on April 30, 2009.)

	(2)	Amendment, effective as of January 20, 2017, to the Master Custodian Agreement dated November 17, 2008. (Incorporated by reference to Amendment No. 30 to the Registration Statement, as filed on March 31, 2017.)

	(3)	Appendix A, effective as of July 2, 2018, to the Master Custodian Agreement dated November 17, 2008. (Filed herein.)

(h)	(1)	Amended and Restated Administrative Services Agreement between the Registrant and Deutsche Investment Management Americas Inc. (now known as DWS Investment Management Americas, Inc.) dated May 16, 2018. (Filed herein.)

(2)

Sub-Administration and Sub-Accounting Agreement among State Street Bank and Trust Company and Deutsche Investment Management Americas Inc. (now known as DWS Investment Management Americas, Inc.), Scudder Fund Accounting Corporation, and Investment Company Capital Corp. dated April 1, 2003. (Incorporated by reference to Amendment No. 14 to the Registration Statement, as filed on April 29, 2004.)

(3)

Amendment, effective as of January 20, 2017, to the Sub-Administration and Sub-Accounting Agreement dated April 1, 2003. (Incorporated by reference to Amendment No. 31 to the Registration Statement, as filed on April 30, 2018.)

	(4)	Schedule A, dated as of July 2, 2018, to Sub-Administration and Sub-Accounting Agreement dated April 1, 2003. (Filed herein.)

	(5)	Exclusive Placement Agent Agreement between Registrant and Scudder Distributors, Inc. (now known as DWS Distributors, Inc.) dated August 19, 2002. (Incorporated by reference to Amendment No. 28 to the Registration Statement, as filed on May 1, 2015.)

	(6)	Transfer Agency and Service Agreement between the Registrant and DWS Scudder Investment Service Company (now known as DWS Service Company) dated June 1, 2006. (Incorporated by reference to Amendment No. 18 to the Registration Statement, as filed on April 30, 2007.)

	(7)	Amendment No. 1, made as of July 13, 2016, to the Transfer Agency and Service Agreement dated June 1, 2006. (Incorporated by reference to Amendment No. 30 to the Registration Statement, as filed on March 31, 2017.)

	(8)	Form of Expense Limitation Agreement, dated October 1, 2007, between the Registrant and Deutsche Investment Management Americas Inc. (now known as DWS Investment Management Americas, Inc.). (Filed herein.)

	(9)	Letters of Indemnity to the Scudder Funds (New York Board) dated October 8, 2004; and Letter of Indemnity to the Independent Trustees dated October 8, 2004. (Incorporated by reference to Amendment No. 28 to the Registration Statement, as filed on May 1, 2015.)

(l)		Investment representation letters of initial investors. (Incorporated by reference to Registrant’s registration statement on Form N-1A, as filed on June 9, 1992.)

(m)		Not applicable.

(n)		Not applicable.

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(o)		Reserved.

(p)	(1)	Code of Ethics of Northern Trust Investments, Inc., dated April 1, 2016. (Incorporated by reference to Amendment No. 30 to the Registration Statement, as filed on March 31, 2017.)

	(2)	Code of Ethics for Deutsche Asset Management (now known as DWS) – U.S., dated April 27, 2017. (Incorporated by reference to Amendment No. 31 to the Registration Statement, as filed on April 30, 2018.)

	(3)	Consolidated Fund Code of Ethics – All Funds, dated January 26, 2017. (Incorporated by reference to Amendment No. 30 to the Registration Statement, as filed on March 31, 2017.)

________________________________

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PORTFOLIO.

None.

ITEM 30.	INDEMNIFICATION.

Article V, Section 5.4 of the of the Registrant’s Declaration of Trust (Exhibit (a)(1) hereto, which is incorporated herein by reference) provides in effect that the Registrant will indemnify its officers and trustees under certain circumstances. However, in accordance with Section 17(h) and 17(i) of the Investment Company Act of 1940 and its own terms, said Article of the Declaration of Trust does not protect the Registrant’s officers and trustees against any liability to the Registrant or its shareholders to which such officer or trustee with respect to any matter as to which such person shall have been adjudicated to have acted in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Each of the trustees who is not an “interested person” (as defined under the Investment Company Act of 1940) of Registrant (a “Non-interested Trustee”) has entered into an indemnification agreement with Registrant, which agreement provides that the Registrant shall indemnify the Non-interested Trustee against certain liabilities which such Trustee may incur while acting in the capacity as a trustee, officer or employee of the Registrant to the fullest extent permitted by law, now or in the future, and requires indemnification and advancement of expenses unless prohibited by law. The indemnification agreement cannot be altered without the consent of the Non-interested Trustee and is not affected by amendment of the Agreement and Declaration of Trust. In addition, the indemnification agreement adopts certain presumptions and procedures which may make the process of indemnification and advancement of expenses more timely, efficient and certain. In accordance with Section 17(h) of the Investment Company Act of 1940, the indemnification agreement does not protect a Non-interested Trustee against any liability to the Registrant or its shareholders to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

The Registrant has purchased insurance policies insuring its officers and trustees against certain liabilities which such officers and trustees may incur while acting in such capacities and providing reimbursement to the Registrant for sums which it may be permitted or required to pay to its officers and trustees by way of indemnification against such liabilities, subject to certain deductibles.

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On April 5, 2002, Zurich Scudder Investments, Inc. (“Scudder”), the investment adviser, now known as DWS Investment Management Americas, Inc. (“DIMA”), was acquired by Deutsche Bank AG, not including certain U.K. Operations (the “Transaction”). In connection with the Trustees’ evaluation of the Transaction, Deutsche Bank agreed to indemnify, defend and hold harmless Registrant and the trustees who were not “interested persons” of Scudder, Deutsche Bank or Registrant (the “Non-interested Trustees”) for and against any liability and claims and expenses based upon or arising from, whether in whole or in part, or directly or indirectly, any untrue statement or alleged untrue statement of a material fact made to the Independent Trustees by Deutsche Bank in connection with the Non-interested Trustees’ consideration of the Transaction, or any omission or alleged omission of a material fact necessary in order to make statements made, in light of the circumstances under which they were made, not misleading.

DIMA, the investment advisor, has agreed, subject to applicable law and regulation, to indemnify and hold harmless the Registrant against any loss, damage, liability and expense, including, without limitation, the advancement and payment, as incurred, of reasonable fees and expenses of counsel (including counsel to the Registrant and counsel to the Non-interested Trustees) and consultants, whether retained by the Registrant or the Non-interested Trustees, and other customary costs and expenses incurred by the Registrant in connection with any litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Registrant (“Private Litigation and Enforcement Actions”). In the event that this indemnification is unavailable to the Registrant for any reason, then DIMA has agreed to contribute to the amount paid or payable by the Registrant as a result of any loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of DIMA and the Registrant with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, however, if no final determination is made in such action or proceeding as to the relative fault of DIMA and the Registrant, then DIMA shall pay the entire amount of such loss, damage, liability or expense.

In recognition of its undertaking to indemnify the Registrant, DIMA has also agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Non-interested Trustees against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Non-interested Trustees, arising from the Private Litigation and Enforcement Actions, including without limitation:

1.	all reasonable legal and other expenses incurred by the Non-interested Trustees in connection with the Private Litigation and Enforcement Actions, and any actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar to the matters alleged in the Private Litigation and Enforcement Actions, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;
2.	all liabilities and expenses incurred by any Non-interested Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

3.	any loss or expense incurred by any Non-interested Trustee as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DIMA (or by a representative of DIMA acting as such, acting as a representative of the Registrant or of the Non-interested Trustees or acting otherwise) for the benefit of the Non-interested Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DIMA, any of its corporate affiliates, or any of their directors, officers or employees;

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4.	any loss or expense incurred by any Non-interested Trustee, whether or not such loss or expense is otherwise covered under the terms of a policy of insurance, but for which the Non-interested Trustee is unable to obtain advancement of expenses or indemnification under that policy of insurance, due to the exhaustion of policy limits which is due in whole or in part to DIMA or any affiliate thereof having received advancement of expenses or indemnification under that policy for or with respect to a matter which is the subject of the indemnification agreement; provided, however, the total amount which DIMA will be obligated to pay under this provision for all loss or expense, will not exceed the amount that DIMA and any of its affiliate actually receive under that policy or insurance for or with respect to a matter which is the subject of the indemnification agreement; and

5.	all liabilities and expenses incurred by any Non-interested Trustee in connection with any proceeding or action to enforce his or her rights under the agreement, unless DIMA prevails on the merits of any such dispute in a final, nonappealable court order.

DIMA is not required to pay costs or expenses or provide indemnification to or for any individual Non-interested Trustee (i) with respect to any particular proceeding or action as to which the Board of the Registrant has determined that such Non-interested Trustee ultimately will not be entitled to indemnification with respect thereto, or (ii) for any liability of the Non-interested Trustee to the Registrant or its shareholders to which such Non-interested Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Non-interested Trustee’s duties as a Trustee of the Registrant as determined in a final adjudication in such proceeding or action. In addition, to the extent that DIMA has paid costs or expenses under the agreement to any individual Non-interested Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Non-interested Trustee’s liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Non-interested Trustee’s duties as a Trustee of the Registrant, such Non-interested Trustee has undertaken to repay such costs or expenses to DIMA.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR

During the last two fiscal years, no director or officer of DWS Investment Management Americas, Inc., the investment advisor, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

ITEM 32.	PRINCIPAL UNDERWRITERS

(a)

DWS Distributors, Inc. acts as principal underwriter of the Registrant’s shares and acts as principal underwriter for registered open-end management investment companies and other funds managed by DWS Investment Management Americas, Inc.

53

(b)

Information on the officers and directors of DWS Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

(1)	(2)	(3)
DWS Distributors, Inc. Name and Principal Business Address	Positions and Offices with DWS Distributors, Inc.	Positions and Offices with Registrant

JJ Wilczewski 222 South Riverside Plaza Chicago, IL 60606	Director, President, CEO and Chairman of the Board	None

Bobby Brooks One International Place Boston, MA 02110	Director and Vice President	None

Paul Blodgett 345 Park Avenue New York, NY 10154	Director and Vice President	None

Kristin Kulik-Peters 222 South Riverside Plaza Chicago, IL 60606	Director and Vice President	None

Michael Hughes 222 South Riverside Plaza Chicago, IL 60606	Director and Vice President	None

Cynthia P. Nestle 345 Park Avenue New York, NY 10154	Chief Operating Officer	None

Nancy Tanzil 345 Park Avenue New York, NY 10154	Chief Financial Officer and Treasurer	None

Un-Sil Hwang 222 South Riverside Plaza Chicago, IL 60606	Chief Compliance Officer	None

Anjie LaRocca 345 Park Avenue New York, NY 10154	Secretary	None
Hepsen Uzcan 345 Park Avenue New York, NY 10154	Assistant Secretary	President, Chief Executive Officer and Assistant Secretary

(c)       Not applicable.

54

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS.

The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

Advisor and Administrator (Accounting Agent, as applicable)	DWS Investment Management Americas, Inc. 345 Park Avenue New York, NY 10154

DWS Investment Management Americas, Inc. One International Place Boston, MA 02110

Custodian and Sub-Administrator (Sub-Accounting Agent, as applicable)	State Street Bank and Trust Company State Street Financial Center One Lincoln Street Boston, MA 02111

Sub-Transfer Agent	DST Systems, Inc. 333 West 11th Street Kansas City, MO 64105

Placement Agent	DWS Distributors, Inc. 222 South Riverside Plaza Chicago, IL 60606

Storage Vendor	Iron Mountain Incorporated 12646 N.W. 115th Avenue Medley, FL 33178

ITEM 34.	MANAGEMENT SERVICES.

Not Applicable.

ITEM 35.	UNDERTAKINGS.

Not Applicable.

55

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, DEUTSCHE DWS EQUITY 500 INDEX PORTFOLIO, has duly caused this Amendment No. 32 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of New York and the State of New York, on the 25th day of June 2018.

DEUTSCHE DWS EQUITY 500 INDEX PORTFOLIO

By: /s/Hepsen Uzcan

      Hepsen Uzcan*

      President

*By:

               /s/ Caroline Pearson

               Caroline Pearson**

               Chief Legal Officer

**	Attorney-in-fact pursuant to the powers of attorney as filed herein.

Power of Attorney

I, the undersigned Officer of the following investment companies:

Cash Account Trust

Deutsche DWS Asset Allocation Trust

Deutsche DWS Equity 500 Index Portfolio

Deutsche DWS Funds Trust

Deutsche DWS Global/International Fund, Inc.

Deutsche DWS Income Trust

Deutsche DWS Institutional Funds

Deutsche DWS International Fund, Inc.

Deutsche DWS Investment Trust

Deutsche DWS Investments VIT Funds

Deutsche DWS Market Trust

Deutsche DWS Money Funds

Deutsche DWS Money Market Trust

Deutsche DWS Municipal Trust

Deutsche DWS Portfolio Trust

Deutsche DWS Securities Trust

Deutsche DWS State Tax-Free Income Series

Deutsche DWS Tax Free Trust

Deutsche DWS Value Series, Inc.

Deutsche DWS Variable Series I

Deutsche DWS Variable Series II

Deutsche Multi-Market Income Trust

Deutsche Strategic Income Trust

DWS Municipal Income Trust

DWS Strategic Municipal Income Trust

Government Cash Management Portfolio

Investors Cash Trust

hereby constitute and appoint John Millette, Caroline Pearson and James M. Wall, and each of them, severally, with full powers of substitution, my true and lawful attorney and agent to execute in my name, place and stead (in such capacity) any and all amendments to enable each Trust or Corporation (collectively, the “Funds”) to comply with the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the Funds’ Registration Statements on Form N-1A pursuant to the 1933 Act and/or the 1940 Act, together with any and all pre- and post-effective amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as President of the Funds such Registration Statement and any and all such pre- and post-effective amendments filed with the Securities and Exchange Commission under the 1933 Act and/or the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that each said attorney-in-fact and agent, or substitute or substitutes therefor, shall lawfully do or cause to be done by virtue hereof.

This power of attorney is effective for all documents filed on or after July 2, 2018.

SIGNATURE	TITLE	DATE
/s/Hepsen Uzcan Hepsen Uzcan	President	May 16, 2018

DWS FUNDS BOARD CERTIFICATE OF THE SECRETARY

I, John Millette, do hereby certify as follows:

1.	That I am the duly elected Secretary of the Funds listed on the attached Appendix A, (each a "Fund," and each Fund's underlying portfolios, if applicable, a "Series");

2.	I further certify that the following is a complete and correct copy of resolutions adopted by the members of the Board of Trustees/Directors of the Funds at a meeting duly called, convened and held on May 16, 2018 at which a quorum was present and acting throughout, and that such resolutions have not been amended and are in full force and effect:

WHEREAS, the President of the Fund, Hepsen Uzcan, desires to execute a Power of Attorney and thereby delegate legal authority to the below-designated individuals to sign Registration Statements, including any amendments, on her behalf:

NOW THEREFORE BE IT:

RESOLVED, that the delegation by Hepsen Uzcan of her authority as an officer of the Fund to sign the Fund's Registration Statements, including any amendments thereto, on behalf of the Fund to the following individuals pursuant to a Power of Attorney in substantially the form presented to the Board is hereby approved, with such further changes as may recommended by counsel:

John Millette, Caroline Pearson, and James M. Wall; and

FURTHER RESOLVED, that any Registration Statement signed pursuant to such Power of Attorney shall comply with Rule 483 (b) of the Securities Act of 1933 as amended, including, but not limited to the inclusion of: (1) a copy of the authorizing Power of Attorney; and (2) a certified copy of the resolutions of the Board authorizing such delegation as Exhibits thereto.

IN WITNESS WHEREOF, I hereunto set my hand this second day of July 2018.

/s/ John Millette

John Millette

Secretary

Appendix A

CASH ACCOUNT TRUST, AND ITS SERIES:

DWS GOVERNMENT & AGENCY SECURITIES PORTFOLIO

DWS TAX-EXEMPT PORTFOLIO

DEUTSCHE DWS ASSET ALLOCATION TRUST, AND ITS SERIES:

DWS MULTI-ASSET CONSERVATIVE ALLOCATION FUND

DWS MULTI-ASSET GLOBAL ALLOCATION FUND

DWS MULTI-ASSET MODERATE ALLOCATION FUND

DEUTSCHE DWS EQUITY 500 INDEX PORTFOLIO

DEUTSCHE DWS FUNDS TRUST

DEUTSCHE DWS GLOBAL/INTERNATIONAL FUND, INC., AND ITS SERIES:

DWS EMERGING MARKETS FIXED INCOME FUND

DWS EUROPEAN EQUITY FUND

DWS RREEF GLOBAL INFRASTRUCTURE FUND

DWS GLOBAL SMALL CAP FUND

DWS HIGH CONVICTION GLOBAL BOND FUND

DWS INTERNATIONAL GROWTH FUND

DEUTSCHE DWS INCOME TRUST, AND ITS SERIES:

DWS FIXED INCOME OPPORTUNITIES FUND

DWS GLOBAL HIGH INCOME FUND

DWS GNMA FUND

DWS HIGH INCOME FUND

DWS MULTISECTOR INCOME FUND

DWS SHORT DURATION FUND

DWS SHORT DURATION HIGH INCOME FUND

DEUTSCHE DWS INSTITUTIONAL FUNDS, AND ITS SERIES:

DWS EAFE® EQUITY INDEX FUND

DWS EQUITY 500 INDEX FUND

DWS S&P 500 INDEX FUND

DWS U.S. BOND INDEX FUND

DWS U.S. MULTI-FACTOR FUND

DEUTSCHE DWS PORTFOLIO TRUST, AND ITS SERIES:

DWS FLOATING RATE FUND

DWS TOTAL RETURN BOND FUND

DEUTSCHE DWS INTERNATIONAL FUND, INC., AND ITS SERIES:

DWS CROCI® INTERNATIONAL FUND

DWS EMERGING MARKETS EQUITY FUND

DWS GLOBAL MACRO FUND

DWS LATIN AMERICA EQUITY FUND

DWS WORLD DIVIDEND FUND

DEUTSCHE DWS INVESTMENT TRUST, AND ITS SERIES:

DWS CAPITAL GROWTH FUND

DWS CORE EQUITY FUND

DWS CROCI® EQUITY DIVIDEND FUND

DWS CROCI® U.S. FUND

DWS LARGE CAP FOCUS GROWTH FUND

DWS MID CAP VALUE FUND

DWS SMALL CAP CORE FUND

DWS SMALL CAP GROWTH FUND

DEUTSCHE DWS INVESTMENTS VIT FUNDS, AND ITS SERIES:

DWS EQUITY 500 INDEX VIP

DWS SMALL CAP INDEX VIP

DEUTSCHE DWS MARKET TRUST, AND ITS SERIES: DWS GLOBAL INCOME BUILDER FUND

DWS RREEF REAL ASSETS FUND

DEUTSCHE DWS MONEY FUNDS, AND ITS SERIES:

DWS MONEY MARKET PRIME SERIES

DEUTSCHE DWS MONEY MARKET TRUST, AND ITS SERIES:

DWS GOVERNMENT CASH MANAGEMENT FUND

DWS GOVERNMENT CASH RESERVES FUND INSTITUTIONAL

DWS GOVERNMENT MONEY MARKET SERIES

DEUTSCHE MULTI-MARKET INCOME TRUST

DWS MUNICIPAL INCOME TRUST

DEUTSCHE DWS MUNICIPAL TRUST, AND ITS SERIES: DWS MANAGED MUNICIPAL BOND FUND

DWS SHORT-TERM MUNICIPAL BOND FUND

DWS STRATEGIC HIGH YIELD TAX-FREE FUND

2

DEUTSCHE DWS SECURITIES TRUST, AND ITS SERIES:

DWS COMMUNICATIONS FUND

DWS CROCI® SECTOR OPPORTUNITIES FUND

DWS ENHANCED COMMODITY STRATEGY FUND

DWS RREEF GLOBAL REAL ESTATE SECURITIES FUND

DWS HEALTH AND WELLNESS FUND

DWS RREEF MLP & ENERGY INFRASTRUCTURE FUND DWS RREEF REAL ESTATE SECURITIES FUND

DWS SCIENCE AND 'TECHNOLOGY FUND

DEUTSCHE DWS STATE TAX-FREE INCOME SERIES, AND ITS SERIES:

DWS CALIFORNIA TAX-FREE INCOME FUND

DWS MASSACHUSETTS TAX-FREE FUND

DWS NEW YORK TAX-FREE INCOME FUND

DEUTSCHE STRATEGIC INCOME TRUST

DWS STRATEGIC MUNICIPAL INCOME TRUST

DEUTSCHE DWS TAX FREE TRUST, AND ITS SERIES:

DWS INTERMEDIATE TAX/AMT FREE FUND

DEUTSCHE DWS VALUE SERIES, INC., AND ITS SERIES:

DWS CROCI® EQUITY DIVIDEND FUND

DWS MID CAP VALUE FUND

DEUTSCHE DWS VARIABLE SERIES I, AND ITS SERIES:

DWS BOND VIP

DWS CAPITAL GROWTH VIP

DWS CORE EQUITY VIP

DWS CROCI® INTERNATIONAL VIP

DWS GLOBAL SMALL CAP VIP

DEUTSCHE DWS VARIABLE SERIES II, AND ITS SERIES:

DWS ALTERNATIVE ASSET ALLOCATION VIP

DWS CROCI® U.S. VIP

DWS GLOBAL EQUITY VIP

DWS GLOBAL INCOME BUILDER VIP

DWS GOVERNMENT & AGENCY SECURITIES VIP

DWS GOVERNMENT MONEY MARKET VIP

DWS HIGH INCOME VIP

DWS INTERNATIONAL GROWTH VIP

DWS MULTISECTOR INCOME VIP

DWS SMALL MID CAP GROWTH VIP

DWS SMALL MID CAP VALUE VIP

GOVERNMENT CASH MANAGEMENT PORTFOLIO

INVESTORS CASH TRUST, AND ITS SERIES:

DWS CENTRAL CASH MANAGEMENT GOVERNMENT FUND

DWS TREASURY PORTFOLIO

DWS VARIABLE NAV MONEY FUND

3

DEUTSCHE DWS EQUITY 500 INDEX PORTFOLIO (FORMERLY DEUTSCHE EQUITY 500 INDEX PORTFOLIO)

Exhibit Index

(a)(6)

(g)(3)

(h)(1)

(h)(4)

(h)(8)